                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              THE STANLEY WORKS
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

================================================================================

                          [LOGO]     THE STANLEY WORKS

================================================================================

                                                                   March 8, 1995


Dear Fellow Shareholder:

         You are cordially invited to attend Stanley's Annual Meeting of Shareholders to be held at 9:30 a.m. on Wednesday, April 19, 1995, at the Stanley Center, 1255 Corbin Avenue, New Britain, Connecticut.

         You will be asked at the meeting to elect directors and to approve Ernst & Young as Stanley's independent auditors for 1995.


         You will also be asked to approve amendments to the Restated Certificate of Incorporation, to approve amendments to the 1990 Stock Option Plan and the issuance of up to an additional 3,500,000 shares (for a total of 6,175,000 shares) thereunder, to approve the new Employee Stock Purchase Plan and the issuance of up to 3,000,000 shares thereunder, and to approve the Stock Option Plan for Non-Employee Directors and the issuance of up to 100,000 shares thereunder.

         As set forth in the accompanying Proxy Statement, which you are urged to read, your Board of Directors recommends that you vote "FOR" the proposals.

         At the meeting, management will also report on Stanley's affairs and a discussion period will be provided for questions and comments.

         The Board of Directors appreciates and encourages shareholder participation in Stanley's affairs. Whether or not you plan to attend the meeting, it is important that your shares be represented. Accordingly, we request you to SIGN, DATE, AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED AT YOUR EARLIEST CONVENIENCE.

         Thank you for your cooperation.

                                                  Very truly yours,


                                                  RICHARD H. AYERS
                                                  Chairman and
                                                    Chief Executive Officer

================================================================================

                               THE STANLEY WORKS

================================================================================

                                                                   March 8, 1995
NOTICE OF
ANNUAL MEETING
OF SHAREHOLDERS

To the Shareholders:

         The Annual Meeting of Shareholders of The Stanley Works will be held at the Stanley Center, 1255 Corbin Avenue, New Britain, Connecticut on Wednesday, April 19, 1995, at 9:30 a.m., for the following purposes:

         (1)     To elect four directors.

         (2) To approve amendments to the Restated Certificate of Incorporation.

         (3) To approve amendments to the 1990 Stock Option Plan and the authorization of an additional 3,500,000 shares (for a total of 6,175,000 shares) for issuance thereunder.


         (4) To approve the Employee Stock Purchase Plan and the authorization of 3,000,000 shares for issuance thereunder.


         (5) To approve the Stock Option Plan for Non-Employee Directors and the authorization of 100,000 shares for issuance thereunder.

         (6) To approve Ernst & Young as independent auditors of the Corporation for the year 1995.

         (7) To transact such other business as may properly come before the meeting or any adjournment thereof.

         Shareholders of record at the close of business on February 10, 1995 are entitled to vote at the meeting.


                                                        STEPHEN S. WEDDLE
                                                                    Secretary

================================================================================

IMPORTANT

WHETHER YOU OWN ONE SHARE OR MANY, YOU ARE URGED TO SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE PAID ENVELOPE PROVIDED.

                               THE STANLEY WORKS
                         NEW BRITAIN, CONNECTICUT 06053
                            TELEPHONE (203) 225-5111

                                                                   March 8, 1995

                                PROXY STATEMENT


FOR THE ANNUAL
MEETING OF
SHAREHOLDERS

APRIL 19, 1995

         The accompanying proxy and this proxy statement are first being sent to shareholders on March 8, 1995; such proxy is solicited by the Board of Directors and all the expenses of the solicitation will be borne by the Corporation. The solicitation will be by mail, and may also be made personally and by telephone by officers and employees of the Corporation and by representatives of Morrow & Co., Inc.; the additional expense of the latter's assistance is estimated not to exceed $6,000. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Corporation will reimburse them for their reasonable expenses in so doing.

VOTING


         The Corporation has only one class of shares outstanding. The Board of Directors has fixed the close of business on February 10, 1995 as the record date for determination of shareholders entitled to notice of and to vote at the meeting. As of February 10, 1995, there were outstanding (exclusive of shares held in the treasury) 44,500,521 common shares of $2.50 par value, each such share being entitled to one vote. At any time prior to the meeting, a shareholder may revoke his or her proxy by filing a proxy bearing a later date. If a shareholder attends the meeting, such shareholder may revoke his or her proxy at that time and vote in person. Proxies will be voted as directed by the shareholder, and, if the shareholder so directs in the space indicated on the proxy, will be kept confidential from the Corporation pursuant to the Corporation's policy on confidential proxy voting. Unless otherwise directed, proxies will be voted for the election of the four nominees for director listed below, for the approval of amendments to the Restated Certificate of Incorporation, for the approval of amendments to the 1990 Stock Option Plan, for the approval of the Employee Stock Purchase Plan, for the approval of the Stock Option Plan for Non-Employee directors, and for the approval of Ernst & Young as the independent auditors of the Corporation. Signed but unmarked proxies will be counted as favorable votes; pursuant to Connecticut law, broker non-votes and proxies marked as abstentions will not be counted as favorable votes. The favorable vote of a majority of the shares represented at the meeting is required for the election of directors, for the approval of amendments to the 1990 Stock Option Plan, for the approval of the Employee Stock Purchase Plan, for the approval of the Stock Option Plan for Non-Employee Directors, and for the approval of Ernst & Young. The favorable vote of a majority of the outstanding shares is required for the approval of amendments to the Restated Certificate of Incorporation. Pursuant to the Corporation's By-Laws, no business may be transacted at the meeting other than the business specified in the notice of the meeting, business properly brought before the meeting at the direction of the Board of Directors, and business properly brought before the meeting by a shareholder who has given notice to the Corporation's Secretary received after January 19, 1995 and before February 20, 1995; no such notice has been received.

ELECTION OF DIRECTORS

         By action of the Board of Directors pursuant to the provisions of the Corporation's By-Laws, the number of directors to be elected is four. Pursuant to the Corporation's By-Laws, any nomination by a shareholder must be by proper notice given to the Corporation's Secretary not later than March 20, 1995. The nominations of the Board of Directors are set forth on pages 2 and 3. The persons elected as directors will serve until the Annual Meeting of Shareholders indicated, and in each case until the particular director's successor has been elected and qualified.

         The Board recommends a vote FOR the nominees. All of the nominees are directors who were previously elected by the shareholders as directors. If for any reason any nominee should not be a candidate for election at the time of the meeting, the proxies may be voted, in the discretion of those named as proxies, for a substitute nominee.

         Under the Corporation's rules for retirement of directors, a director is to retire as of the date of the Annual Meeting of Shareholders next following his or her seventieth birthday. Mr. McNerney will be 70 in June 1995 and, accordingly, his retirement as a director will commence immediately following the 1996 Annual Meeting. As a result, he is standing for election as a director for a term expiring at the 1996 Annual Meeting. In order to create a vacancy for Mr. McNerney in the Class of 1996, Mr. Kaiser, who is currently a member of that class, is resigning as a director effective with the 1995 Annual Meeting, and then is standing for re-election at the 1995 Annual Meeting as a member of the Class of 1998.

           INFORMATION CONCERNING NOMINEES FOR ELECTION AS DIRECTORS

                      TERM EXPIRING AT 1996 ANNUAL MEETING

[PHOTO]

WALTER J. MCNERNEY, Herman Smith Professor of Health Policy, J. L. Kellogg Graduate School of Management, Northwestern University since 1982; Chairman and a director, American Health Properties, Inc. since 1988; and managing partner of Walter J. McNerney and Associates, a management consulting firm in the health field, since 1982. From 1978 until 1981 he was President and chief executive officer, Blue Cross and Blue Shield Associations, the national coordinating agencies for 135 Blue Cross and Blue Shield plans. He is a director of Hanger Orthopedic Group, Inc., Medicus Systems, Inc., Nellcor, Inc., Osteo Tech, Inc., Value Health, Inc. and Ventritex Inc.

Mr. McNerney was elected a director in 1980 and is a member of the Finance and Pension and Audit Committees. He is 69 years old and owns 14,782 shares.

           INFORMATION CONCERNING NOMINEES FOR ELECTION AS DIRECTORS

                     TERMS EXPIRING AT 1998 ANNUAL MEETING


[PHOTO]


JAMES G. KAISER, President and Chief Executive Officer and a director of Quanterra Incorporated, a subsidiary jointly owned by Corning Inc. and International Technology Inc., since June 1993; from June 1992 he had been President of Enseco, an operating unit of Corning Lab Services, Inc., a subsidiary of Corning, Inc.; he had been Senior Vice President of Corning since 1986. He is a director of The Sun Company, Inc. He also serves on the boards of International Association of Environmental Testing Laboratories and The Keystone Center, and on the advisory board of Wharton Spencer Stuart Directors Institute.


Mr. Kaiser has been a director since 1992 and is a member of the Audit Committee and the Compensation and Organization Committee. He is 52 years old and owns 2,105 shares.

[PHOTO]

HUGO E. UYTERHOEVEN, Timken Professor of Business Administration, Graduate School of Business Administration, Harvard University, where he has been a member of the faculty since 1960. He is a director of BBC Brown, Boveri & Company, Ltd., Bombardier, Inc., Ciba-Geigy A.G., Ecolab, Inc. and Harcourt General, Inc.

Professor Uyterhoeven has been a director since 1975 and is a member of the Finance and Pension Committee and Co-chair of the Board Affairs and Public Policy Committee. He is 63 years old and owns 5,813 shares.

[PHOTO]

WALTER W. WILLIAMS, retired; served as Chairman of the Board and Chief Executive Officer and director of Rubbermaid Incorporated from 1991 to 1992; he had been President and Chief Operating Officer and a director of Rubbermaid since 1987. Previously, he was Senior Vice President, Corporate Marketing and Sales with General Electric Company. He is a director of Paxar Corporation.


Mr. Williams has been a director since 1991 and is a member of the Board Affairs and Public Policy Committee, the Compensation and Organization Committee and Chair of the Ad Hoc Strategic Planning Committee. He is 60 years old and owns 300 shares.

             INFORMATION CONCERNING DIRECTORS CONTINUING IN OFFICE

                     TERMS EXPIRING AT 1996 ANNUAL MEETING

[PHOTO]

STILLMAN B. BROWN, Managing General Partner, Harcott Associates, since 1987. Formerly, he was Executive Vice President, Corporate Development of United Technologies Corporation, where he was chief financial officer from 1979 until 1986. He is a director of Shawmut National Corporation, and a member of the Board of Regents of the University of Hartford.


Mr. Brown has been a director since 1985. He is Chair of the Audit Committee and is a member of the Executive, Finance and Pension and Ad Hoc Strategic Planning Committees. He is 61 years old and owns 10,000 shares.


[PHOTO]

GERTRUDE G. MICHELSON, until 1994 Senior Advisor and a director of R. H. Macy & Co., Inc., where she served as Senior Vice President for External Affairs until her retirement in 1992; she had been an officer of its major subsidiary since 1970. She is a director of Federated Department Stores, General Electric Company, Quaker Oats Company, The Chubb Corporation, and The Goodyear Tire & Rubber Company.


A director since 1979, Mrs. Michelson is Co-chair of the Board Affairs and Public Policy Committee and a member of the Compensation and Organization, Executive and Ad Hoc Strategic Planning Committees. She is 69 years old and owns 14,851 shares.


[PHOTO]

JOHN S. SCOTT, retired as Chairman and Chief Executive Officer of
Richardson-Vicks Inc., a subsidiary of The Procter & Gamble Company, in 1987; he had been chief executive officer of Richardson-Vicks Inc. since 1975. He is Chairman of the Cambridge Biotech Corporation, and a director of The Perkin-Elmer Corporation, Fleet Financial Group and Creative Products Resource, Inc.

Mr. Scott has been a director since 1984 and is a member of the Executive and Audit Committees and Chair of the Compensation and Organization Committee. He is 68 years old and owns 5,169 shares.

             INFORMATION CONCERNING DIRECTORS CONTINUING IN OFFICE

                     TERMS EXPIRING AT 1997 ANNUAL MEETING


[PHOTO]

RICHARD H. AYERS, Chairman, President and Chief Executive Officer of the Corporation. He joined The Stanley Works in 1972 and was elected Group Vice President in 1982, Executive Vice President in 1984, President in 1985 and Chairman in 1989. He is a director of Connecticut Mutual Investment Accounts Inc., Connecticut Mutual Financial Services Series Fund 1, Inc., The Perkin-Elmer Corporation, Southern New England Telecommunications Corporation, New Britain General Hospital, and Connecticut Business & Industry Association.

Mr. Ayers has been a director since 1985 and is chairman of the Executive Committee. He is 52 years old and owns 114,829 shares.


[PHOTO]

EDGAR R. FIEDLER, Vice President and Economic Counsellor, The Conference Board, since 1975. He is a director of Zurich American Insurance Company, Brazil Fund, Scudder Fund, Inc., Scudder Institutional Fund, Inc., Harris Insight Funds, and Emerging Mexico Fund, and a trustee of AARP Income Trust, AARP Insured Tax-Free Income Trust, and AARP Cash Investment Funds.

Mr. Fiedler, a director since 1976, is Chair of the Finance and Pension Committee and a member of the Board Affairs and Public Policy Committee. He is 65 years old and owns 23,864 shares.


[PHOTO]


EILEEN S. KRAUS, President, Shawmut Bank Connecticut, N.A. and Vice Chairman of Shawmut National Corporation, since August 1992; she had been Vice Chairman, Connecticut National Bank and Shawmut Bank, N.A. since June 1990 and was Executive Vice President of those institutions since 1987. She is a director of Shawmut Bank Connecticut, N.A., Shawmut Bank, N.A., CPC International Inc., and Yankee Energy Systems, Inc.



Ms. Kraus was elected a director in 1993 and is a member of the Audit, Executive, and Finance and Pension Committees. She is 56 years old and owns 1,030 shares.


[PHOTO]

GEORGE A. LORCH, Chairman and Chief Executive Officer of Armstrong World Industries, Inc., since April 1994; he had been President and Chief Executive Officer since September 1993 and Executive Vice President and a director since 1988. He is a director of Household International, Inc.

Mr. Lorch, a director since 1993, is a member of the Board Affairs and Public Policy, Compensation and Organization, and Ad Hoc Strategic Planning Committees. He is 53 years old and owns 200 shares.

         Seven meetings of the Board of Directors were held during 1994. The Board has the following committees, the number of times each committee met in 1994 being given in parentheses (as of January 1, 1995, the Committee on Board Affairs and the Public Policy Committee were combined as the Committee on Board Affairs and Public Policy): Executive (0), Audit (3), Committee on Board Affairs (3), Public Policy Committee (3), Finance and Pension (5), Compensation and Organization (3) and Ad Hoc Strategic Planning Committee (1). Membership on the various committees of the Board is noted in the biographical material above. Each incumbent director had an attendance record of 75% or greater at meetings, including meetings of committees, on which he or she served; attendance for all directors averaged 96%.

         The Executive Committee exercises all the powers of the Board of Directors during intervals between meetings of the Board; however, the Committee does not have the power to declare dividends or to do other things reserved by law to the Board.

         The Audit Committee nominates the Corporation's independent auditing firm, reviews the scope of the audit and approves in advance management consulting services, reviews with the independent auditors and the internal auditors their activities and recommendations including their recommendations regarding internal control, and meets with the independent auditors, the internal auditors and management, each of whom has direct and open access to the Committee.

         The Board Affairs and Public Policy Committee makes recommendations to the Board as to board membership and will consider names submitted to it in writing by shareholders. The Committee also recommends directors for board committee membership and as committee chairs, and recommends compensation of directors. The Committee also provides guidance on major issues in areas of corporate social responsibility and public affairs, reviews and approves policy guidelines on charitable contributions and reviews all charitable contributions made.

         The Finance and Pension Committee advises in major areas concerning the finances of the Corporation and administers the pension plans of the Corporation and its subsidiaries.

         The Compensation and Organization Committee determines the compensation of officers other than the chief executive officer and chief operating officer (as to whom the Committee makes recommendations to the Board of Directors which then determines their compensation) and of non-officer senior executives. The Committee also administers the Corporation's senior executive compensation plans.

         The Ad Hoc Strategic Planning Committee, which is expected to disband in about six months, provides guidance on the Corporation's planning process and strategic planning.


         For serving the Corporation as directors, directors receive an annual retainer of $20,000 and a fee of $1,000 for each Board or Committee meeting attended ($200 if attendance is by conference telephone). Committee chairs receive an additional annual fee of $1,000. Non-employee directors may defer any or all of their fees, with the deferred amounts accounted for either as shares of the Corporation, or as cash accruing with interest at the treasury bill rate. Subject to shareholder approval at the 1995 Annual Meeting, non-employee directors also receive bi-annually a ten-year option to purchase 500 of the Corporation's shares at an exercise price equal to the fair market value of such shares at the date of grant, and directors elected for the first time in the future will receive Initial Options as described in the option plan.

SECURITY
OWNERSHIP


        No person or group, to the knowledge of the Corporation, owns as much as five percent of the common shares, except as set forth below. State Street Bank & Trust Company, in various trustee capacities, owned as of December 31, 1994 of record 25.1% of the outstanding common stock. Included in these shares are 24.0% of the outstanding shares owned as Trustee under the Corporation's 401(k) Savings Plan for the benefit of the plan participants. The decisions with respect to the voting and the disposition of these shares are made by the respective plan participants.



(1) TITLE OF              (2) NAME AND ADDRESS OF                   (3) AMOUNT AND NATURE OF          (4) PERCENT
    CLASS                     BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP              OF CLASS
- -------------             ------------------------                  -------------------------         -------------
Common Stock              State Street Bank & Trust Company         11,193,763 shares,                     25.1%
$2.50 par value           225 Franklin Street                       in various trustee
                          Boston, Massachusetts 02100               capacities
- -----------------------------------------------------------------------------------------------------------------



         No director, nominee or executive officer owns more than .3% of the outstanding common stock. The executive officers and directors as a group own beneficially approximately 1% of the outstanding common stock, and the Corporation estimates present and former employees (including executive officers) own approximately 37% of the outstanding common stock. The following table sets forth information as of February 28, 1995 with respect to the shareholdings of the directors, nominees, each of the executive officers named in the table on page 11, and all directors and executive officers as a group (the beneficial owner of the shares shown for the most part has sole voting and sole investment power):



                                                                                              COMMON SHARES
         NAME                                                                                 DIRECTLY OWNED
         ----                                                                                 -------------

         Richard H. Ayers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      114,959 (1) (2) (3)
         Stillman B. Brown . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       10,000
         Thomas K. Clarke  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       44,970 (1) (2) (3) (5)
         Edgar R. Fiedler  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       23,864 (4)
         Richard Huck  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       27,598 (1) (2)
         R. Alan Hunter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       43,169 (1) (2) (3)
         James G. Kaiser   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        2,079 (4)
         Eileen S. Kraus   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        1,030 (4)
         Gerald A. Lamb    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       12,974 (4)
         George A. Lorch   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          200
         Walter J. McNerney  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       14,776 (4)
         Gertrude G. Michelson   . . . . . . . . . . . . . . . . . . . . . . . . . . . .       14,851 (4)
         John S. Scott   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        5,169 (4)
         Hugo E. Uyterhoeven   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        5,816 (4)
         Stephen S. Weddle   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       34,207 (1) (2)
         Walter W. Williams    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          300
         Directors and executive officers as a group . . . . . . . . . . . . . . . . . .      431,998 (1) (2) (3) (4) (5)



         (1) Includes shares held as of December 31, 1994 under the Corporation's Savings Plan, as follows: Mr. Ayers, 12,645 shares; Mr. Clarke, 7,574 shares; Mr. Huck, 5,588 shares; Mr. Hunter, 5,437 shares; Mr. Weddle, 8,207 shares; and all directors and executive officers as a group, 59,925 shares.



         (2) Includes shares which may be acquired by the exercise of stock options, as follows: Mr. Ayers, 62,000; Mr. Clarke, 24,000; Mr. Huck, 16,500; Mr. Hunter, 30,500; Mr. Weddle, 26,000; and all directors and executive officers as a group, 210,286.



         (3) Includes the share accounts maintained by the Corporation for those who have deferred their award payments under its Long-Term Stock Incentive Plans, as follows: Mr. Ayers, 26,758; Mr. Clarke, 3,912; Mr. Hunter, 1,286; and all directors and officers as a group, 33,258.



         (4) Includes the share accounts maintained by the Corporation for those of its directors who have deferred their director fees, as follows:
Mr. Fiedler, 18,164 shares; Mr. Kaiser, 1,757 shares; Mrs. Kraus, 930 shares; Mr. Lamb, 12,115 shares; Mr. McNerney, 13,196 shares; Mrs. Michelson, 14,251 shares; Mr. Scott, 1,853 shares; and Mr. Uyterhoeven, 5,366 shares.


         (5) Includes 2,070 shares owned by Mr. Clarke in an IRA.

EXECUTIVE
COMPENSATION

REPORT OF THE
COMPENSATION AND
ORGANIZATION
COMMITTEE OF THE
BOARD OF DIRECTORS


         The Compensation and Organization Committee of the Board of Directors is composed of five non-employee directors. The Committee makes recommendations to the Board of Directors as to the salaries and as to the targets under the Management Incentive Compensation Plan ("MICP") of the chief executive officer and the chief operating officer, and the Board then determines the salaries and targets under the MICP of these two officers. The Committee, itself, determines the salaries and MICP targets of officers other than these two officers and of the five highest compensated non-officer senior executives. The Committee also administers the Long-Term Stock Incentive Plans ("LTSIP") and Stock Option Plan. As discussed in the next paragraph, the Committee determined in October 1994 to stop making awards under the LTSIP (the last award under the LTSIP was made in November 1993 for the 1994-1998 award cycle); to commence making annual grants of stock options under the 1990 Stock Option Plan, each initial grant in the case of those named in the table on page 11 to cover shares with a fair market value equal to about twice the salary of the respective optionees; and to increase somewhat the targeted payout rates under the MICP, to add as a partial basis for payout thereunder achievement of goals tied to sales growth, and to continue as a basis for payout thereunder achievement of goals tied to return on shareholders' equity.


1994 CHANGES


         In May 1994, the Committee retained Hewitt Associates, a leading worldwide compensation consulting firm, to advise it with respect to executive compensation, and Hewitt reported to the Committee in October 1994. Based on this report, discussions with management and Committee discussions, the Committee determined to modify the components of the Corporation's executive compensation. It determined to continue generally to set base salaries below the median for the average of manufacturing companies (based on Hewitt's survey of 288 manufacturing companies), and, in keeping with a desire to "pay for performance", to raise incentive payout targets. Moreover, the Committee determined to make no further awards under the LTSIP. Instead, the Committee determined to emphasize growth by adding net sales growth as a goal under the MICP, the annual incentive plan, and to make annual stock option grants.


OVERVIEW

         In addition to providing the benefits under the Corporation's pension and savings plans generally provided to all United States salaried employees, Stanley uses four elements in compensating its executives: salary, annual incentive based on return on shareholders' equity and net sales growth, long-term incentive based on earnings growth, and ten-year stock options. The Committee believes that this combination of elements results in a substantial portion of total compensation being at risk and related to the achievement of corporate profitability and growth goals.


         The Committee expects the total compensation package to be competitive, resulting in compensation in the middle range of U.S. manufacturing firms in years of average corporate performance, after adjusting for the size (measured by net sales) of the Corporation. Based on Hewitt's 1994 executive compensation study covering 288 manufacturing companies, including 12 of those included in the Dow Jones Industrial Diversified Group Index reflected in the line graph on page 15, the Committee believes that total compensation for those named in the table on page 11 falls within the targeted range. The Committee intends to attract and retain officers and executives and motivate them to achieve defined business goals. The Committee intends to take appropriate steps so that the compensation paid to executive officers meets the requirements for "performance-based compensation" (including shareholder approval) and is therefore deductible for federal income tax purposes by the Corporation under
Section 162(m) of the Internal Revenue Code.

SALARIES


         Each year the Corporation participates in a survey of salaries conducted by Hewitt Associates. Hewitt's 1994 survey covers 288 manufacturing corporations including 12 of those included in the Dow Jones Industrial Diversified Group Index reflected in the line graph on page 15. From these survey data, salary ranges are established each year for all executive positions within the Corporation. Actual base salary determinations are made on the basis of (a) these salary ranges, (b) individual performance (as evaluated by the Committee in its discretion), and (c) other factors that the Committee deems relevant. The 1994 salary of Mr. Ayers was about 20% below the median for these market survey data; this is in keeping with the Committee's philosophy of emphasizing at-risk corporate-performance-related compensation. Mr. Ayers' base salary was increased 4.3% as of July 1, 1994 to $490,000. The 1994 salaries of each of the others named in the table on page 11 ranged from about 30% below the median to about 5% above the median for their respective positions.


ANNUAL INCENTIVE
BASED ON RETURN ON
SHAREHOLDERS' EQUITY
AND NET SALES GROWTH


         The Committee uses the MICP to compensate executives based on the Corporation's return on shareholders' equity and, beginning in 1995, net sales growth. The MICP provides for annual incentive awards to selected key executives (150 in 1994). For those included in the table on page 11, these awards for 1994 were based on return on average shareholders' equity with targeted performance of 16%, maximum award if the return were 19.5%, and with no incentive payment if the return had been less than 9%. For 1994, Mr. Ayers would have received an incentive payment of 80% of base salary at target performance and an incentive payment of 120% of base salary if the Corporation's return had been 19.5% or more. The others named in the table on page 11 would have received an incentive payment of between 55% and 70% of salary at target performance, with a maximum award of 1.5 times their target percentage if the Corporation's return had equaled or exceeded 19.5%. For 1994, the Corporation's return on average shareholders' equity equaled 17.6%, resulting in a payout for those listed in the table on page 11 equal to 123% of target.

LONG-TERM
INCENTIVE BASED ON
EARNINGS GROWTH


         The Committee has determined to make no further awards under the LTSIP. Accordingly, there will be no further payments under this plan after the 1991-95, 1992-96, 1993-97 and 1994-98 award cycles are completed. The Committee has used the LTSIP to compensate executives based on the Corporation's long-term performance, based on attainment by the Corporation of goals in growth in earnings over a five-year award cycle. For the four remaining award cycles the targeted earnings growth rate at which a participant receives 100% of his or her target incentive award is equal to twice the rate of change over the award cycle of United States gross domestic product plus the rate of change of inflation (as measured by the United States gross domestic product deflator). Awards are usually paid in shares, which are valued at their average value over the five-year award cycle. For those included in the table on page 11, targeted performance results in an award equal to 50% of average base salary, with a maximum award of 100% of average base salary if targeted performance is doubled, and no award if performance is less than 50% of target (the award is proportionately increased or decreased between this threshold and maximum directly in relation to increases or decreases in the earnings growth performance of the Corporation). Awards were not paid in 1994 in respect of performance for the five-year award cycle 1989-93 (as reflected in column (h) of the summary compensation table on page 11) because the Corporation's earnings growth did not achieve the threshold minimum rate of 3.93%; in fact, the Corporation's earnings growth for the five-year Award Cycle 1989-1993 was minus 3.81%.


MARKET APPRECIATION
OF THE CORPORATION'S
SHARES

         The Committee uses the Stock Option Plan to compensate executives based on market appreciation of the Corporation's shares, creating for executives an identity of interest with the Corporation's shareholders. Subject to shareholder approval the Committee is considering making annual stock option grants to those included in the table on page 11 and about 129 other key employees beginning in 1994. It is anticipated that each optionee will be treated proportionately based on base salary and impact of position on corporate results, with grants covering shares with a value on the date of grant equal to between one times and two times the annual salary of the particular optionee.


         The Corporation's 1990 Stock Option Plan provides for the grant of non-qualified stock options and incentive stock options to key employees. The options may be for a term of up to ten years with an exercise price equal to at least the fair market value of the Corporation's common stock at the time of grant.


CONCLUSION


         Through the programs described above, a very significant portion of the Corporation's executive compensation is linked directly to corporate performance and stock price appreciation. In the case of Mr. Ayers, approximately 55% of his 1994 compensation would have consisted of corporate-performance-based variable elements if target performance had been achieved. The Committee intends to continue the policy of linking executive compensation to corporate performance and returns to shareholders, recognizing that the ups and downs of the business cycle from time to time may result in an imbalance for a particular period.


COMPENSATION AND
ORGANIZATION COMMITTEE


John S. Scott (Chair)
James G. Kaiser
George A. Lorch
Gertrude G. Michelson
Walter W. Williams

SUMMARY COMPENSATION TABLE

         Set forth below is information concerning the compensation earned for service in all capacities (including director fees for Mr. Ayers) during the last three fiscal years for the Corporation's chief executive officer and its next four most-highly compensated executive officers.


                                                                                          LONG-TERM
                                                                                          COMPENSATION
                                                 ANNUAL                           -------------------------
                                              COMPENSATION                        AWARDS           PAYOUTS
                                            ---------------------------------------------------------------
       (A)                        (B)         (C)              (D)                (G)              (H)              (I)

                                                                                                   LTIP             ALL OTHER
NAME AND PRINCIPAL                                                                OPTIONS/         PAYOUTS          COMPENSATION
POSITION                          YEAR        SALARY ($)       BONUS ($)          SARS (#)         ($)              ($)
- ---------------------------------------------------------------------------------------------------------------------------------
Richard H. Ayers
Chairman and CEO                  1994        480,000          470,674            25,250/0               0          301,810
                                  1993        460,000          229,690                 0/0               0          268,743
                                  1992        450,000          260,799                 0/0         169,229          231,642

Thomas K. Clarke
V.P., Corp. Develop.              1994        193,500          130,447            10,600/0               0          155,611
                                  1993        186,000           63,851                 0/0               0          128,524
                                  1992        177,500           70,724                 0/0          59,438          112,277

Richard Huck
V.P., Finance and CFO             1994        198,000          145,615            10,950/0               0          51,124
                                  1993        158,500           57,220                 0/0               0          34,484
                                  1992        127,000           50,602                 0/0          16,956          27,911

R. Alan Hunter
President and COO                 1994        300,000          257,400            16,250/0               0          51,442
                                  1993        262,500          107,355                 0/0               0          42,044
                                  1992        227,500           98,886                 0/0          69,948          31,469

Stephen S. Weddle
V.P., Gen. Counsel &
Secretary                         1994        212,000          142,918            11,600/0               0          99,799
                                  1993        202,500           69,516                 0/0               0          85,603
                                  1992        193,500           77,099                 0/0          61,781          74,069

FOOTNOTE TO
COLUMN (I) OF
SUMMARY
COMPENSATION
TABLE


Consists of above-market interest (i.e., interest in excess of 6.88% in the case of amounts deferred prior to 1992 and interest in excess of 9.5% in the case of amounts deferred in 1992, 1993 and 1994) on deferred management incentive awards; contributions to defined contribution pension plan of 2% of salary and bonus for each of the first 10 years of employment, 4% for each of the next 10 years of employment, and 6% for each of the years thereafter (as of January 1, 1995, this plan was merged into the Corporation's defined benefit plan with the effect that future contributions will not be made); company match (one-for-two up to 7% of base salary) to savings plan; and insurance premiums paid for life insurance in addition to the life insurance generally available to salaried employees (this insurance fully vests at age 62 in an amount equal to 1.5 times salary).


                                           ABOVE-
                                           MARKET           DEFINED          SAVINGS                           COLUMN (I)
NAME                      YEAR             INTEREST       2%, 4%, 6%          MATCH            INSURANCE         TOTAL
- ------------------------------------------------------------------------------------------------------------------------
R. H. Ayers               1994             228,696          42,581           20,820            9,713           301,810
                          1993             193,156          43,248           20,664           11,675           268,743
                          1992             162,308          38,470           23,760            7,104           231,642

T. K. Clarke              1994             117,521          10,294            9,007           18,789           155,611
                          1993             100,462          10,269            8,353            9,440           128,524
                          1992              85,529           9,520            7,788            9,440           112,277

R. Huck                   1994              24,581          15,313            6,930            3,300            51,124
                          1993              14,366          12,546            4,497            3,075            34,484
                          1992              11,199           9,852            4,364            2,496            27,911

R. A. Hunter              1994              11,631          20,368           14,257            5,186            51,442
                          1993               9,941          14,455           12,648            5,000            42,044
                          1992               8,496          12,457            7,962            2,554            31,469

S. S. Weddle              1994              69,923          11,261            9,625            8,990            99,799
                          1993              59,763          11,184            9,786            4,870            85,603
                          1992              51,080          10,384            9,086            3,519            74,069

OPTION GRANTS IN 1994

The stock options granted in 1994 were granted on October 26 at market value that day of $40.375 per share. These grants are subject to shareholder approval at the 1995 Annual Meeting and, in any event, are not exerciseable until the first anniversary of the date of grant.

- --------------------------------------------------------------------------------------------------------------------------------
                             INDIVIDUAL GRANTS                                               POTENTIAL REALIZABLE
- --------------------------------------------------------------------------------------       VALUE AT ASSUMED
                                                                                             ANNUAL RATES OF STOCK
                                                                                             PRICE APPRECIATION
                                              1994 GRANTS                                    FOR OPTION TERM
- --------------------------------------------------------------------------------------------------------------------------------
                                              % of Total
                             Shares           Options
                             Underlying       Granted to       Exercise
                             Options          Employees        Price        Expiration
Name                         Granted          in 1994          ($/Share)    Date             5%                   10%
  (a)                        (b)              (c)              (d)          (e)              (f)                  (g)
- --------------------------------------------------------------------------------------------------------------------------------
R. H. Ayers                  25,250                            40.375       10/25/2004       $    641,138         $    1,624,771

T. K. Clarke                 10,600                            40.375       10/25/2004            269,151                683,082

R. Huck                      10,950                            40.375       10/25/2004            278,038                704,604

R. A. Hunter                 16,250                            40.375       10/25/2004            412,614              1,045,644

S. S. Weddle                 11,600                            40.375       10/25/2004            294,543                746,429

All Shareholders               --               --               --             --          1,129,940,344          2,863,490,681

Named Executive
Officers' Percentage
of Realizable Value
Gained by All
Shareholders                   --               --               --             --                   0.17%                  0.17%




AGGREGATED OPTION
EXERCISES IN 1994
AND 1994 YEAR-END
OPTION VALUES


                                                                            NUMBER OF                         VALUE OF UNEXERCISED
                                                                        SECURITIES UNDERLYING
                                                                            UNEXERCISED                          IN-THE-MONEY
                                                                            OPTIONS                                OPTIONS
                                  SHARES                                    AT FY-END (#)                        AT FY-END ($)
                                  ACQUIRED ON              VALUE
                                  EXERCISE                 REALIZED         EXERCISABLE/                         EXERCISABLE/
         NAME                        (#)                     ($)            UNEXERCISABLE                        UNEXERCISABLE
         (A)                         (B)                     (C)                (D)                                   (E)
- ---------------------------------------------------------------------------------------------------------------------------------
R.H. Ayers                        0                        0                62,000/25,250                          348,750/0

T. K. Clarke                      0                        0                24,000/10,600                          135,000/0

R. Huck                           0                        0                16,500/10,950                           92,813/0

R.A. Hunter                       0                        0                30,500/16,250                          171,563/0

S.S. Weddle                       0                        0                26,000/11,600                          146,250/0
- ---------------------------------------------------------------------------------------------------------------------------------



(e) Based on exercise prices of $30.125 for options granted December 19, 1990, and $40.375 for options granted October 26, 1994; and year-end share value of $35.75.

DEFINED BENEFIT
RETIREMENT PLAN

         Upon termination of employment, a participant receives the value of the benefit under the Corporation's defined benefit Retirement Plan for Salaried Employees defined benefit formula. Under this defined benefit formula, the normal age for retirement is 65 when the formula yields the full defined benefit of 1% of average compensation (salary and bonus--in the case of the named executive officers, the amounts shown in columns (c) and (d) of the summary compensation table on page 11) for the five years of highest compensation prior to retirement up to the Social Security Maximum Earnings Base for the year prior to the year of retirement, plus 1.3235% of the five-year average compensation in excess of the Social Security Maximum Earnings Base. This sum is then multiplied by years of credited service to calculate the value of the annual benefit.

         The following table illustrates the approximate annual pension under the defined benefit formula of the Retirement Plan for different levels of compensation and years of service for retirements which occur during 1995. The amounts shown include amounts restored by the Corporation's Supplemental Pension Plan for Salaried Employees which would have been provided by the Retirement Plan except for the benefit limitations of the Internal Revenue Code on "qualified" plans (see below). The amounts shown are in addition to any benefits the employee may be entitled to under Social Security. The credited years of service for those identified in the table on page 11 are Mr. Ayers, 22 years; Mr. Clarke, 18 years; Mr. Huck, 24 years; Mr. Hunter, 20 years; and Mr. Weddle, 16 years.

  AVERAGE ANNUAL
 COMPENSATION FOR                                          APPROXIMATE ANNUAL PENSION
   THE HIGHEST 5                                           UPON RETIREMENT AT AGE 65
CONSECUTIVE OF THE                -------------------------------------------------------------------------------
   LAST 10 YEARS                  15 YEARS OF      20 YEARS OF      25 YEARS OF      30 YEARS OF      35 YEARS OF
   OF EMPLOYMENT                    SERVICE          SERVICE          SERVICE          SERVICE          SERVICE
- ---------------------             -----------      -----------      -----------      -----------      -----------
$ 200,000   . . . . . . .          $ 36,764        $ 49,019         $  61,274          $ 73,529        $ 85,784
  400,000 . . . . . . . .            76,469         101,959           127,449           152,939         178,429
  600,000 . . . . . . . .           116,174         154,899           193,624           232,346         271,074
  800,000 . . . . . . . .           155,879         207,839           259,799           311,759         363,719
1,000,000 . . . . . . . .           195,584         260,779           325,974           391,169         456,364
1,200,000 . . . . . . . .           235,289         313,719           392,149           470,579         549,009


SUPPLEMENTAL
PENSION PLAN

         The Corporation's defined benefit Retirement Plan and Savings Plan are "qualified" plans under the Internal Revenue Code and, accordingly, are subject to certain limitations of benefits which apply to "qualified" plans in general. The Corporation's Supplemental Retirement and Savings Plan for Salaried Employees restores these benefits on a non-qualified basis.

EXECUTIVE OFFICER
AGREEMENTS

         The Corporation's executive officers have agreements with the Corporation which become effective only in the event of a change in control of the Corporation and which provide for payments of up to two years' compensation in certain cases in the event of the officer's resignation or involuntary termination.

COMPARISON OF 5 YEARS
CUMULATIVE TOTAL
RETURN AMONG THE
STANLEY WORKS, S&P
500 INDEX, AND DOW
JONES INDUSTRIAL
DIVERSIFIED GROUP
INDEX

         Set forth below is a line graph comparing the yearly percentage change in the Corporation's cumulative total shareholder return for the last five years to that of the Standard & Poor's 500 Stock Index (an index made up of 500 corporations including The Stanley Works) and the Dow Jones Industrial Diversified Group Index (an index made up of 17 corporations including The Stanley Works). Total return assumes reinvestment of dividends.

                             [PERFORMANCE GRAPH]

The points in the above table are as follows:

                                   END               END               END          END              END          END
                                  1989              1990              1991         1992             1993         1994
Stanley                           $100             $79.10           $111.54      $120.40          $130.09      $108.21

S&P 500                            100              96.90            126.43       136.06           149.77       151.75

DJ Ind'l Dvsf'd                    100              92.70            109.77       133.93           163.65       150.10


         Assumes $100 invested on 12/31/89 in the Corporation's common stock, S&P 500 Index and Dow Jones Industrial Diversified Group Index. The Dow Jones Industrial Diversified Group Index consists of the following 17 corporations:
AlliedSignal Inc., CBI Industries, Inc., Cooper Industries, Crane Co., Dexter Corporation, Dover Corporation, FMC Corp., Harsco Corporation, Illinois Tool Works Inc., Ingersoll-Rand Company, Parker Hannifin Corporation, PPG Industries Incorporated, Raychem Corporation, The Stanley Works, Tenneco Inc., Trinova Corporation and Tyco International, Ltd.

APPROVAL
OF CERTAIN
AMENDMENTS
TO THE
CORPORATION'S
RESTATED
CERTIFICATE OF
INCORPORATION

         The shareholders are asked to consider and vote upon a proposal to approve a resolution which amends the Corporation's Restated Certificate of
Incorporation to amend or delete obsolete provisions.   On December 21, 1994,
the Corporation's Board of Directors adopted the following resolution, subject to the approval of the Corporation's shareholders:

"RESOLVED:  that the Restated Certificate of Incorporation of The Stanley Works
            be, and it hereby is, amended as follows:

         1.  In the third paragraph of Section 3:

             a.  In the third line, "parts I, II and III of" is deleted.

             b. In the sixth line, "general corporation laws." is substituted for "parts I and II."

             c.  In the ninth line, "said" is substituted for "part III of the."

             d. In the thirteenth line, "general corporation laws" is substituted for "Part III."

         2. Sections 5, 8 and 10 are deleted in their entirety, and Sections 6, 7, 9, 11, 12, 13 and 14 are renumbered 5, 6, 7, 8, 9, 10 and
             11, respectively."

         3. All internal cross references are renumbered appropriately, and all references to "stockholder" or "stockholders" are changed to "shareholder" or "shareholders."

         The provisions of Section 3 of the Restated Certificate dealing with the powers of the Corporation and its directors and officers would be amended to correct cross-references to Connecticut corporation law. Section 5 of the Restated Certificate was based on a provision of Connecticut law, no longer in effect, which required the Board to choose a president of the Corporation from its membership. The amendment to the Restated Certificate would delete Section 5 in its entirety so that appointment of officers, agents, committees and employees of the Corporation would be within the discretion of the Board of Directors as provided under Connecticut law and the Corporation's bylaws.

         Section 8 of the Restated Certificate relates to subscriptions for capital stock of the Corporation. Section 8 would be deleted in its entirety because such matters are no longer relevant to the corporate governance or business operations of the Corporation and are addressed under Connecticut law.

         Section 10 of the Restated Certificate relates to rights and liabilities of the Corporation's predecessor, a joint stock corporation. The amendments to the Restated Certificate would delete Section 10 in its entirety because such matters are specifically covered by Connecticut law and their deletion from the Restated Certificate would not result in any changes to the Corporation's business operations or the rights, powers and privileges of the Corporation or its shareholders.

RECOMMENDATION
OF THE BOARD OF
DIRECTORS

         The Board of Directors recommends approval of amendments to the Restated Certificate. The approval of the resolution to amend the Restated Certificate requires the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the meeting.

APPROVAL OF
AMENDMENTS TO
THE STANLEY
WORKS 1990 STOCK
OPTION PLAN

         SUMMARY OF PROPOSED AMENDMENTS AND GRANT OF OPTIONS. At the Corporation's Annual Meeting of Shareholders in 1991, shareholders approved the adoption of The Stanley Works 1990 Stock Option Plan (the "Plan"). The shareholders are asked to consider and vote upon a proposal to approve certain amendments to the Plan. A summary of the principal features, as amended, follows and is qualified in its entirety by reference to the specific provisions contained in the official text of the Amended and Restated Plan set forth as Appendix A to this Proxy Statement.

         On October 26, 1994 and March 1, 1995, the Board of Directors adopted certain amendments to the Plan, subject to approval by the shareholders, including an increase in the aggregate number of shares of the Corporation's common stock with respect to which options may be granted from 2,675,000 to 6,175,000 an increase of 3,500,000 shares (7.9% of the total shares outstanding on February 10, 1995) in the number of shares authorized for issuance under the Plan. Also, on October 26, 1994, the Compensation and Organization Committee of the Board of Directors (the "Committee") which is the administrator of the Plan, granted ten-year non-qualified stock options, subject to approval of amendments to the Plan by the Corporation's shareholders, covering 528,247 shares to 134 of the Corporation's officers and key employees. The exercise price of these options was $40.375, the average of the high and low of the per share price of the Company's Common Stock on the New York Stock Exchange Composite Tape on October 26, 1994 and such options will become exercisable in full twelve months after the date of grant. The Committee determined to make such option grants to these 134 grantees as part of a restructuring of the Corporation's compensation program, which replaces future awards under the Corporation's Long-Term Stock Incentive Plan and seeks to make stock-based compensation a greater portion of the employee's overall compensation package in order to align the employee's interest with those of the Corporation's shareholders.

         The following table sets forth the number of shares covered by options granted during 1994 under the Plan to persons listed below. The closing price of the Corporation's common stock on February 10, 1995 was $40.625 per share and the current annual dividend rate on the common stock is $1.40 per share.


                                                                                 NUMBER OF SHARES
NAME AND POSITION                                                                UNDERLYING OPTIONS
- ---------------------------------------------------------------------------------------------------
Richard H. Ayers
Chairman and CEO                                                                      25,250

Thomas K. Clarke
V.P., Corp. Develop.                                                                  10,600

Richard Huck
V.P., Finance and CFO                                                                 10,950

R. Alan Hunter
President and COO                                                                     16,250

Stephen S. Weddle
V.P., Gen. Counsel & Secretary                                                        11,600

All Executive Officers as a Group                                                    111,875

All Employees as a Group (excluding executive officers)                              416,372

         Other amendments to the Plan adopted by the Board of Directors include
(1) the adoption of an annual limitation of option grants to an individual to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which will help to preserve for the Corporation the tax deduction for compensation paid under the Plan, (2) provisions to clarify the Committee's discretion to accelerate the exercisability or vesting of options or extend the option exercise period within limitations contained in the Plan, (3) provisions to permit the award of transferable non-qualified stock options under certain circumstances, (4) provisions to provide the Committee with the discretion to determine the period of exercisability of an option following the retirement of a grantee; (5) provisions to provide that if an incentive stock option is not exercised in time frames required by the Code following retirement or disability, the option will be treated as a non-qualified stock option, (6) provisions to provide that the exercise price of an option will not be less than the fair market value of the Corporation's common stock on the grant date, thereby providing the Committee with the discretion to set an option exercise price that is higher than the fair market value on the date of grant, and (7) amendments to the withholding tax and change in control provisions of the Plan.

         SUMMARY OF THE PLAN AS AMENDED. The Corporation adopted the Plan in order to use stock options to attract and retain key employees in the belief that employee stock ownership and stock- related compensation devices encourage a community of interest between employees and shareholders. The Corporation believes that increased share ownership by key employees more closely aligns shareholder and employee interests by encouraging greater focus on the long-term growth and profitability of the Corporation and on its common stock. Moreover, the Board seeks to increase the proportion of key employee compensation and benefits tied to stock ownership and to reduce the portion related to cash compensation.

         Only key employees of the Corporation and its subsidiaries will be eligible to receive options and currently 134 employees are eligible to participate in the Plan. Non-employee directors will not be eligible to receive grants under the Plan. Up to 6,175,000 shares of common stock may be issued under the Plan, which shares may be made available from authorized but unissued common stock of the Corporation or from shares of common stock held in treasury. Grants may be made under the Plan until December 18, 2000. To the extent options granted under the Plan are canceled or expire prior to exercise, the shares covered thereby again become available for option grants. In the event of any stock split, stock dividend, merger, consolidation, reorganization, recapitalization or other change in corporate structure or capitalization affecting the Corporation's common stock, the number of shares subject to the Plan, the number of shares then subject to options and the price per share payable upon the exercise of options may be appropriately adjusted by the Committee.

         ADMINISTRATION. The Plan is administered by the Committee appointed from time to time by the Board of Directors which will be composed of members of the Board who do not receive grants under the Plan or any other plan of the Company other than the Stock Option Plan for Non-Employee Directors (see the description of the Compensation and Organization Committee on page 6). The Committee may prescribe, amend and rescind rules and regulations relating to the Plan, select the key employees to whom option grants will be made, determine the number of shares to be optioned and other terms of such grants and exercise discretion to determine the waiver or acceleration of terms of option grants or to accelerate the exercisability or vesting of options or extend the period during which options are exercisable within the overall limitations contained in the Plan. No participant in the Plan may be awarded options aggregating more than 50,000 shares during any calendar year.

         The Board of Directors may amend, alter or discontinue the Plan but no amendment or alteration will be made without the consent of shareholders that would (a) increase the aggregate number of shares which may be issued under the Plan, (b) change the option exercise price, (c) increase the maximum period during which options may be exercised, (d) extend the effective period of the Plan, or (e) materially modify the requirements as to eligibility for participation in the Plan.


         TERMS OF OPTIONS. The purchase price of an option will be not less than 100% of the fair market value of the common stock on the date of the grant. Options granted under the Plan become exercisable during the term of the option as determined by the Committee provided that options granted to persons subject to Section 16 of the Securities Exchange Act of 1934 ("Section 16 persons") may not become exercisable prior to six months of continuous employment following the date of grant. Options must be exercised within 10 years of the date of grant or such shorter period as the Committee may determine. Options are generally not transferable other than by will and the laws of descent and distribution and are exercisable only by the optionee during his or her lifetime or, after death, by his or her legal representative. As amended, the Plan would permit the Committee to grant or amend non-qualified stock options to permit their transfer, without consideration, to immediate family members, or a trust or partnership for the benefit of such persons to the extent such transferability is in accordance with transfer restrictions, if any, applicable to a grantee who is a Section 16 person under Rule 16b-3 under the Securities Exchange Act of 1934, as amended.


         Options will terminate two months after the termination of employment except in the event of the grantee's death, disability or retirement. If a grantee retires, the grantee may exercise an option thereafter in the case of incentive stock options for up to three months following retirement and in the case of non-qualified stock options during the period specified by the Committee in the option agreement, subject to the original term of the option. If a grantee dies or is disabled, the grantee or the grantee's estate may exercise an option for up to one year in the case of an incentive stock option and during the period specified by the Committee in the option agreement following death or disability in the case of a non-qualified stock option.

         An option may only be exercised upon full payment to the Corporation of the exercise price in such form as the Committee may approve. Payment can be made (i) in cash (including check, draft, money order or wire transfer made payable to the order of the Corporation); (ii) through the delivery of shares of common stock owned by the grantee; (iii) by a combination of cash and common stock; or (iv) if authorized by the Committee, through delivery of irrevocable instructions to a broker to deliver to the Corporation sale or loan proceeds sufficient to pay the exercise price. The common stock so delivered must have been held by the grantee for at least six months, may be so delivered notwithstanding its being subject to transfer restrictions, and will have a value for determining payment equal to the average of the high and low price of the common stock on the date immediately preceding the date of exercise.

         CHANGE IN CONTROL. Any outstanding options will become immediately exercisable and any transfer restrictions applicable thereto will lapse automatically upon a "change in control" of the Corporation (as defined in the Plan). In the event of a "change in control," grantees shall also have the right for a period of thirty (30) days following a "change in control" to require the Corporation to purchase such options for cash in lieu of the issuance of common stock at the Acceleration Price (as defined in the Plan). Grantees who are Section 16 persons must meet other requirements provided in the Plan to exercise such rights.

         The Board of Directors believes the Plan's "change in control" provisions will benefit the Corporation and its shareholders by encouraging continued employment with the Corporation despite takeover threats that potentially could deprive Plan participants of their benefits thereunder. These "change in control" provisions, however, may deter certain mergers, tender offers, proxy contests or other takeover attempts.

         FEDERAL INCOME TAX CONSEQUENCES. Options granted under the Plan may be non-qualified stock options or incentive stock options within the meaning of
Section 422 of the Code. The Committee is autho-rized to determine whether all or a portion of options granted under the Plan will be non-qualified or incentive stock options.

         NON-QUALIFIED STOCK OPTIONS. A non-qualified stock option generally will not result in any taxable income to the grantee at the time it is granted. In general, the holder of a non-qualified stock option will realize ordinary income, at the time of exercise of the option, in an amount measured by the excess of the fair market value of the optioned shares (at the time of exercise) over the option price. The Corporation will be entitled to a tax deduction at that time in the amount of the ordinary income which the grantee recognizes.

         INCENTIVE STOCK OPTIONS. An incentive stock option ("ISO") will not result in any taxable income to the grantee when it is granted or exercised. However, the excess of the fair market value of the shares of common stock acquired on the date of exercise over the exercise price will be an item of adjustment for alternative minimum tax purposes. To obtain the special tax treatment applicable to an ISO, the option must be exercised within three months after the grantee ceases to be an employee (one year if the grantee is disabled) unless the grantee has died. If the optioned stock is held more than two years from the grant of the option and more than one year after the transfer of the stock to the grantee upon exercise of the option, the grantee will be taxed on any gain on the sale of such stock at long-term capital gains rates (presently a maximum of 28%).

         If common stock acquired upon the exercise of an ISO is not held for the required holding periods, a "disqualifying disposition" results, at which time the participant is deemed to have received an amount of ordinary income equal to the lesser of (a) the excess of the fair market value of the common stock on the date of exercise over the exercise price, or (b) the excess of the amount realized on the disposition of the shares over the exercise price. If the amount realized on the "disqualifying disposition" of the common stock exceeds the fair market value on the date of exercise, the gain in excess of the ordinary income portion will be treated as capital gain. Any loss on the disposition of common stock acquired through the exercise of an ISO is a capital loss.

         No income tax deduction will be allowed to the Corporation with respect to shares of common stock purchased by a grantee through the exercise of an ISO, provided there is no "disqualifying disposition" as described above. In the event of a "disqualifying disposition," the Corporation is entitled to a tax deduction equal to the amount of ordinary income recognized by the grantee.

         Withholding of federal taxes at applicable rates will be required in connection with ordinary income realized by a grantee upon exercise of non-qualified stock options under the Plan. Grantees may pay withholding taxes by means of contributing shares of the Corporation's common stock previously acquired or by deducting shares of common stock from the amount to be received upon the exercise of an option in accordance with procedures adopted by the Committee.

         To the extent that acceleration of the exercisability of an option or payment of the Acceleration Price upon the occurrence of a "change in control" as defined in the Plan is not deemed to be reasonable compensation for services rendered prior to the "change in control" or to be rendered on or after the "change in control," the Corporation may not be allowed a deduction for such exercise or payment under the provisions of the Code that deny an income tax deduction to a company for payments that are contingent upon a change in control if those payments have a present value equal to or greater than three hundred percent (300%) of the employees' average taxable compensation for the last five (5) years. In such case, the employee may be subject to the imposition of a twenty percent (20%) excise tax.

RECOMMENDATION
OF THE BOARD OF
DIRECTORS


         The Board of Directors recommends approval of amendments to the Plan. The Plan, as amended, is set forth in its entirety as Appendix A hereto. The approval of amendments to the Plan requires the affirmative vote of the holders of a majority of the shares of common stock present at the meeting.

APPROVAL OF THE
EMPLOYEE STOCK
PURCHASE PLAN


         The shareholders are asked to consider and vote upon a proposal to approve the adoption of the Corporation's Employee Stock Purchase Plan (the "Purchase Plan"). The Corporation has had in effect for a number of years a series of employee stock purchase plans under which eligible employees have subscribed for shares of the Corporation's common stock during the subscription period and paid for such shares by payroll deduction or cash contribution over a course of months following the subscription period. Under the most recent of such plans, approved at the Annual Meeting of Shareholders on April 22, 1987 and which terminates on August 31, 1997, eligible employees (normally all employees of the Corporation or any of its subsidiaries located in the United States or Canada who were employed for at least ninety days) were allowed to subscribe during one subscription period per year to purchase shares at a price per share equal to the lower of 85% of the arithmetic mean of the high and low prices of the common stock on the New York Stock Exchange on the first day of the Plan Year (established by the Finance and Pension Committee of the Board) and 85% of the arithmetic mean of the high and low prices at the end of any month during the plan year in which there was a sufficient balance in the employee's account to complete the subscription at that lower price.


         On December 21, 1994, the Board of Directors of the Corporation adopted a new Employee Stock Purchase Plan intended to qualify under Section 423 of the Code. A summary of the principal features of the Purchase Plan follows and is qualified in its entirety by reference to the specific provisions contained in the official text of the Purchase Plan set forth as Appendix B to this Proxy Statement.


         The Board of Directors believes that broad participation by the employees in the affairs of the Corporation through ownership of its stock has been extremely valuable to the Corporation in the past and is a policy that should be continued under the new Purchase Plan. The Purchase Plan affords eligible employees of the Corporation an opportunity to acquire shares of the Corporation's common stock at a discount from market price. The Purchase Plan authorizes all employees in the United States or Canada who have completed at least 90 days in the employ of the Corporation or any of its subsidiaries to participate in the Purchase Plan. Under the Purchase Plan, an aggregate of 3,000,000 shares of the Corporation's common stock may be offered during the term of the Plan. Subject to the receipt of shareholder approval, the Plan will commence on October 24, 1995 and will terminate upon the earlier of action by the Board of Directors to terminate the Plan or the purchase of all the shares of the Corporation's common stock reserved for issuance under the Purchase Plan.



         The Purchase Plan will be administered by the Finance and Pension Committee of the Board of Directors (the "Committee"). The Committee may delegate to a plan administrator the authority to administer the Purchase Plan subject to rules and interpretative determinations promulgated by the Committee. Such plan administrator will continue to be eligible to participate in the Purchase Plan.



         At any time during each plan year declared by the Committee, normally beginning in November, an eligible employee may subscribe for one or more shares of the Corporation's common stock at a price for each plan year which is the lower of 85% (or such higher percentage as the Committee may determine from time to time) of the arithmetic mean of high and low prices for the Corporation's common stock as reported for the New York Stock Exchange Composite Transactions on (1) the first day of the plan year (or, if that is not a trading day on the New York Stock Exchange, the next preceding day on which the New York Stock Exchange is open for trading) (the "Plan Year Price"), or (2) the last trading day on the New York Stock Exchange of any month during the plan year (the "Month End Price").

The number of shares available for purchase in each plan year is the remaining number of shares reserved for issuance under the Purchase Plan at the beginning of each plan year. All rights to purchase under the Plan for any plan year that remain outstanding at the end of such plan year will terminate at the end of that plan year.



         Unlike the existing plan which had only one subscription period per plan year, under the Purchase Plan, eligible employees may elect to participate in the Purchase Plan throughout the plan year by authorizing regular payroll deductions. In addition, eligible employees may elect to increase, decrease or terminate participation at any time throughout the plan year on a prospective basis only. All elections under the Purchase Plan may be made on a monthly basis and elections received by the 15th of one month will be effective for the first payroll period in the next succeeding month.


         Amounts deducted from a participating employee's pay will accumulate during each calendar month and at the end of such month will be applied to the purchase of full and fractional shares of the Corporation's common stock at the lower of the Plan Year Price or the Month End Price. All full and fractional shares purchased under the Purchase Plan will be credited to a separate investment account established for each participating employee with the Corporation's transfer agent for purposes of holding shares purchased under the Purchase Plan. Participating employees will receive dividends with respect to shares of the Corporation's common stock credited to his or her investment account. Participating employees may elect to receive share certificates upon payment of a fee determined by the Committee.

         Participating employees may elect to participate in the Corporation's Dividend Reinvestment Program and have all dividends paid with respect to full and fractional shares held in the participant's investment account applied to the purchase of full or fractional shares of the Corporation's common stock on the New York Stock Exchange. Shares so purchased will be added to the shares held in the participant's investment account. Employees electing to participate in the Dividend Reinvestment Program will be charged a quarterly fee as determined by the Committee from time to time.


         The number of shares of stock for which an employee may subscribe in any plan year may not exceed in value (measured as of the date of purchase of such shares) 15% of his or her "Earnings" for the previous calendar year. "Earnings", for these purposes, means the salary of such employee (excluding all incentive compensation) calculated in the manner prescribed by the Committee from time to time. In addition, no employee will have the right to purchase shares under the Purchase Plan in any plan year if the fair market value of shares to be so purchased (determined as of the first day of such plan year), when added to the fair market value of all other shares which such employee has the right to purchase under the Purchase Plan or other plans that would qualify as employee stock purchase plans under Section 423 of the Code, exceed $25,000. Further, no employee will be permitted to purchase shares of common stock under the Purchase Plan in any plan year if the number of shares which such employee then owns (as determined under the rules of Section 424(d) of the Code) or has the right or option to purchase plus the number of shares for which he wishes to subscribe would represent five percent (5%) or more of the total number of shares of the Corporation's common stock outstanding.


         If a participating employee dies, becomes permanently disabled, retires or is transferred during any month in the plan year, payroll deductions taken to the date of death, disability, retirement or transfer will be used to purchase shares on the last trading day on the New York Stock Exchange of the month in which death, disability, retirement or transfer occurs. Rights under the Purchase Plan are not transferable by a participating employee and may be exercised during the lifetime of such employee only by him or her.

         In the event that the number of shares subscribed for in any plan year and subject to purchase during a month exceeds the number of shares of the Corporation's common stock remaining available for issuance under the Purchase Plan, subscriptions will be reduced pro rata except for subscriptions for one share which will be honored in full.


         If the Purchase Plan is approved by the shareholders, it will meet the requirements of Section 423 of the Code. Under these circumstances, no income tax consequences arise until a participating employee disposes of the stock acquired under the Purchase Plan. If he or she disposes of the stock more than two years after the first day of the plan year in which the stock was purchased or more than one year from the date of exercise with respect to those shares or if he or she dies while still owning the stock, the difference between (1) the
purchase price and   (2) the fair market value at the beginning of the plan
year or the fair market value at the time of disposition or death, whichever difference is less, will be ordinary income, and the excess, in the event of disposition, of the sales price over the sum of the amount recognized as ordinary income plus the purchase price will be capital gain. If he or she disposes of the stock less than two years after the first day of the plan year in which the stock was purchased or less than one year from the date of exercise with respect to those shares, he or she must recognize ordinary income on any spread between the purchase price and the market value of the stock at the time the purchase is completed, whether or not the stock has increased or decreased in value thereafter. Capital gain or loss rules then apply (long- or short-term depending on how long the stock was held) to any change in market value between the date of completion of the purchase and the date of any sale. For tax purposes, "disposition" includes not only a sale, but also a gift. In the event of a disposition less than two years from the first day of the plan year in which the stock was purchased or less than one year from the date of exercise, the Corporation will be entitled to a deduction equal to the amount taxable to the employee as ordinary income.


         In the event of any stock split, stock dividend, merger, consolidation, reorganization, recapitalization or other change in corporate structure or capitalization affecting the Corporation's common stock, the Committee shall make adjustment in the number, kind, price of shares issuable under the Purchase Plan, including adjustment in the maximum number of shares authorized for issuance under the Purchase Plan. The Board of Directors may at any time terminate, suspend or amend the Purchase Plan, provided that such termination, suspension or amendment will not affect elections already accepted by the Corporation and provided that no amendment of the Purchase Plan will, without approval of the Corporation's shareholders, (a) increase the aggregate number of shares that may be issued in connection with the Purchase Plan, (b) change the purchase price formula of the Purchase Plan, or (c) materially modify the requirements as to eligibility for participation in the Purchase Plan.

         There are approximately 14,250 employees who are eligible to participate in the Purchase Plan as of February 10, 1995, at which time the market value of a share of the Corporation's common stock was $40.625. The following table sets forth the number of shares of the Corporation's common stock purchased in 1994 under the Corporation's Employee Stock Purchase Plan then in effect and the average exercise price paid therefor during the plan year by the persons listed below:

BENEFITS
UNDER THE 1987
EMPLOYEE STOCK
PURCHASE PLAN
IN 1994


                                                            NUMBER OF SHARES                      AVERAGE EXERCISE
NAME AND POSITION                                           PURCHASED                                 PRICE ($)
- ----------------------------------------------------------------------------------------------------------------
Richard H. Ayers
Chairman and CEO                                                    597                               35.59

Thomas K. Clarke
V.P., Corp. Develop.                                                 --                                  --

Richard Huck
V.P., Finance and CFO                                               500                               35.59

R. Alan Hunter
President and COO                                                   597                               35.59

Stephen S. Weddle
V.P., Gen. Counsel & Secretary                                       --                                  --

All Executive Officers as a Group                                 2,527                               35.59

All Employees as a Group
 (excluding executive officers)                                 120,883                               34.30


RECOMMENDATION
OF THE BOARD OF
DIRECTORS

         The Board of Directors recommends approval of the adoption of the Employee Stock Purchase Plan. The Purchase Plan, as adopted, is set forth in its entirety as Appendix B hereto. The approval of the adoption of the Employee Stock Purchase Plan requires the affirmative vote of the holders of a majority of the shares of the Corporation's common stock present at the meeting.

APPROVAL OF THE
STANLEY WORKS
STOCK OPTION
PLAN FOR
NON-EMPLOYEE
DIRECTORS


         The shareholders are asked to consider and vote upon a proposal to approve the adoption of The Stanley Works Stock Option Plan for Non-Employee Directors (the "Director Plan"). A summary of the principal features of the Director Plan follows and is qualified in its entirety by reference to the specific provisions contained in the official text set forth in Appendix C to this Proxy Statement. On September 28, 1994, the Board of Directors adopted the Director Plan, subject to approval by shareholders. The Director Plan will facilitate the acquisition of the Corporation's common stock by non-employee directors and enhance the Corporation's ability to attract and retain qualified, experienced directors. The Corporation believes that increased share ownership by directors more closely aligns shareholder and director interests by encouraging a greater focus on profitability of the Corporation and on its common stock. The Stanley Works Non-Employee Director Deferred Compensation Plan also provides the non-employee directors with an opportunity to obtain shares of the Corporation's common stock.

         SHARES SUBJECT TO OPTION. The aggregate number of shares of the Corporation's common stock subject to options granted under the Director Plan may not exceed 100,000 shares, subject to adjustment for stock splits or other changes in corporate structure or capitalization affecting the Corporation's common stock. Shares delivered upon the exercise of options pursuant to the Director Plan may be either authorized but unissued shares of the Corporation's common stock or shares of common stock held in treasury. Shares subject to options which expire or terminate before exercise become available for issuance under the Director Plan.

         If the number of shares of common stock subject to options on any grant date under the Director Plan exceeds the number of shares which are available for issuance on such grant date, each director's options shall be reduced on a pro rata basis in order to comply with the maximum number of shares issuable under the Director Plan.

         ELIGIBILITY AND ADMINISTRATION. Only non-employee directors of the Corporation are eligible to receive options under the Director Plan. It is expected that eleven directors will be eligible to participate during the first year of the Director Plan. The Director Plan will be administered by the Board of Directors.

         BIENNIAL STOCK OPTIONS. The Director Plan provides that on September 30, 1994, August 1, 1996 and every alternate August 1 thereafter during the term of the Plan, each non-employee director on that date will automatically be granted a non-qualified stock option to purchase 500 shares of the Corporation's common stock (the "Biennial Options"). On September 30, 1994, each non-employee director serving on the Corporation's Board of Directors (eleven persons) received a Biennial Option for 500 shares of the Corporation's common stock with an exercise price of $40.31, subject to approval of the Director Plan by the Corporation's shareholders. The closing price of the Corporation's common stock on February 10, 1995 was $40.625 per share.

         INITIAL STOCK OPTIONS. The Director Plan also provides that any person who is elected as a non-employee director for the first time after September 30, 1994 will automatically be granted a non-qualified stock option immediately following the first Annual Meeting of the Corporation's shareholders at which such person is first elected as a non-employee director by the shareholders (an "Initial Option"). The number of shares of common stock subject to such Initial Option grant shall equal the number of shares of common stock that such non-employee director would have received under Biennial Options granted under the Director Plan if such non-employee director had been a non-employee director at all times between September 1, 1994 and the date of such person's election as a non-employee director. For example, if a non-employee director is elected to the Board on December 15, 1997 by the Board of Directors and is first elected as a non-employee director by the shareholders at the Corporation's Annual Meeting of Shareholders in 1998, such non-employee director will receive an Initial Option to purchase 1,000 shares of common stock (two Biennial Option grants for 500 shares each that such non-employee director would have received on September 30, 1994 and August 1, 1996) immediately following the Corporation's Annual Meeting of Shareholders in 1998. If a non-employee director terminates service as a non-employee director and is subsequently elected to the Board, such non-employee director shall not receive a second Initial Option grant.

         TERMS OF OPTIONS. The exercise price for each option granted under the Plan will be the greater of the fair market value of the Corporation's common stock on the date of grant or the par value of the Corporation's common stock on the date of exercise. The term of each option shall be for a period of ten years from its grant date unless terminated earlier in accordance with the provisions of the Plan. Each option will vest and become nonforfeitable if the grantee continues to serve as a non-employee director for a period of six months following the grant date of such option and will become exercisable in full on or after the first anniversary of its grant date. An option that has vested will become fully exercisable upon the grantee's death or withdrawal from the Board by reason of such non-employee director's retirement which for purposes of the Director Plan means when such director ceases to serve as a member of the Board following attaining 60 years of age and having served as a member of the Board for a period of at least 60 months. Payment of the exercise price may be made in cash, previously acquired shares of common stock equal in value to the exercise price or a combination of cash and common stock. In the event of any stock split, stock dividend, merger, consolidation, reorganization, recapitalization or other change in corporate structure or capitalization affecting the Corporation's common stock, the number of shares subject to the Director Plan, the number of shares then subject to options and the price per share payable upon the exercise of options may be appropriately adjusted by the Board. Options will terminate one year after the termination of service as a non-employee director except in the event of the grantee's death or Retirement. If the grantee retires, the grantee may exercise options that have vested prior to such termination regardless of whether such option was previously exercisable until the expiration of such option's original term. If the grantee dies while serving on the Board or in the event of the death of any retired grantee, the persons to whom rights under the options are transferred by will or the laws of descent and distribution may exercise some or all of the grantee's options that have vested prior to such termination of Board membership, regardless of whether such option was previously exercisable, until the expiration of such option's original term.

         DURATION OF THE PLAN. Unless previously terminated by the Board of Directors, the term during which options may be granted under the Plan shall expire on September 30, 2004.

         TRANSFER OF OPTIONS. Options granted under the Director Plan are not transferable except upon the death of a director or pursuant to a qualified domestic relations order, and are exercisable during the director's lifetime only by the director or his or her guardian or legal representative.


         AMENDMENT AND TERMINATION. The Board of Directors may terminate or amend the Director Plan at any time provided that the Director Plan may not be amended more than once every six months except to comply with changes in tax laws. However, without shareholder approval, the Board of Directors may not amend the Director Plan (a) to increase the total number of shares which may be granted under the Director Plan, (b) to extend the term of the Director Plan or the option periods provided in the Director Plan, (c) to decrease the option price provided in the Director Plan, or otherwise materially increase the benefits accruing to grantees through awards under the Director Plan, or (d) to modify the eligibility requirements for participation in the Director Plan.


         FEDERAL INCOME TAX CONSEQUENCES. The description of the federal income tax consequences of non-qualified stock options under the Corporation's 1990 Stock Option Plan (contained on page 20) apply equally to non-qualified stock options granted under the Director Plan.

RECOMMENDATION
OF THE BOARD OF
DIRECTORS


         The Board of Directors recommends approval of the Director Plan. The Director Plan is set forth in its entirety as Appendix C hereto. The approval of the Director Plan requires the affirmative vote of the holders of a majority of the shares of common stock present at the meeting.


APPROVAL OF
INDEPENDENT
AUDITORS

         The sixth item of business to be considered is the approval of independent auditors for the Corporation to perform the annual audit for the 1995 fiscal year. Subject to the action of the shareholders at the Annual Meeting, the Board of Directors of the Corporation, on recommendation of the Audit Committee, has appointed the firm of Ernst & Young, certified public accountants, as the independent auditors to audit the financial statements of the Corporation for the current fiscal year. The Board may appoint a new accounting firm at any time if it believes that such a change would be in the best interest of the Corporation and its shareholders.


         Ernst & Young and their predecessor firms have been the Corporation's auditors for the last 51 years. Total Ernst & Young fees for 1994 were $1,589,000. Representatives of Ernst & Young will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.


         The Audit Committee of the Board of Directors approves all audit and management consulting services provided by Ernst & Young. The Audit Committee believes that management consulting services have had no effect on auditor independence.

         The Board of Directors recommends a vote FOR approving Ernst & Young as independent auditors of the Corporation for the year 1995.


OTHER MATTERS

         Management does not know of any matters to be presented at the meeting other than the matters described in this Proxy Statement. If, however, other business is properly presented to the meeting, the proxy holders named in the accompanying form of Proxy will vote the Proxy in accordance with their best judgment. Shareholder proposals intended to be presented to the Corporation's 1996 Annual Meeting must be received by the Corporation not later than November 9, 1995 for inclusion in the Corporation's Proxy Statement and form of Proxy relating to such meeting, and must be received between January 20, 1996 and February 19, 1996 to otherwise be properly presented to the meeting.

                                                      For the Board of Directors

                                                             STEPHEN S. WEDDLE
                                                                  Secretary
27

                                   APPENDIX A
                               THE STANLEY WORKS
                             1990 STOCK OPTION PLAN

                                   ARTICLE I.

                         PURPOSE AND SCOPE OF THE PLAN

                  1.01 PURPOSE. The purpose of The Stanley Works 1990 Stock Option Plan (the "Plan") is to promote the long-term success of The Stanley Works and its subsidiaries by providing financial incentives to key employees who are in a position to make significant contributions toward such success. The Plan is designed to attract and retain key employees and to encourage them to acquire a proprietary interest in the Company and thereby to increase their personal interest in the long-term success of the Company.

                  1.02      DEFINITIONS.   Unless the context clearly indicates
otherwise, the following terms have the meanings set forth below:

                            "Board of Directors" or "Board" means the Board of Directors of the Company.

                            "Code" means the Internal Revenue Code of 1986, as amended.

                            "Committee" means the Compensation and Organization Committee of the Board, no member of which shall be an Employee.

                            "Common Stock" means the common stock of the Company, par value $2.50 per share.

                            "Company" means The Stanley Works, a Connecticut corporation.

                            "Disability", as applied to a Grantee, means permanent and total disability as defined in
                            Section 22(e)(3) of the Code.

                            "Employee" means any full-time employee of the Company or any of its subsidiaries, as defined in
                            Section 424(f) of the Code.

                            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                            "Fair Market Value" means the mean average of the high and the low price of a share of the Common Stock as quoted on the New York Stock Exchange Composite Tape on the date as of which fair market value is to be determined or, if there is no trading of Common Stock on such date, such mean average of the high and the low price on the next preceding date on which there was such trading.

                            "Grant Date", as used with respect to a particular Option, means the date on which such Option is granted by the Committee pursuant to the Plan.

                            "Grantee" means an individual to whom an Option has been granted by the Committee pursuant to the Plan.

                            "Immediate family members" of a Grantee means the Grantee's children, grandchildren and spouse.

                            "Key Employee" means any Employee who, in the judgment of the Committee, is in a position to contribute significantly to the growth and prosperity of the Company.

                            "Option" means an option, granted by the Committee pursuant to Article II, to purchase shares of Common Stock.

                            "Incentive Stock Option" means an Option that qualifies as an Incentive Stock Option as described in Section 422 of the Code.

                            "Non-Qualified Stock Option" means any Option other than an Incentive Stock Option.

                            "Option Period" means the period beginning on the Grant Date and ending the day prior to the tenth anniversary of the Grant Date.

                            "Plan" means The Stanley Works 1990 Stock Option Plan as amended from time to time.

                            "Retirement", as applied to an Employee, shall have the meaning provided under the qualified pension plan applicable to such Employee.




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                  1.03      AGGREGATE LIMITATION.

                           (a)       The aggregate number of shares of Common
Stock with respect to which Options may be granted shall not exceed 6,175,000 shares, subject to adjustment in accordance with Section 3.04. No participant may receive, under the Plan, for any Calendar Year Options the aggregate of which shall exceed 50,000 shares, which is .8% of the shares authorized for issuance hereunder.

                           (b)       Any shares of Common Stock to be delivered
by the Company upon the exercise of Options shall be issued from the Company's authorized but unissued shares of Common Stock or from shares of Common Stock held in the treasury, at the discretion of the Board.

                           (c)       In the event that any Option expires,
lapses or otherwise terminates prior to being fully exercised, any share of Common Stock allocable to the unexercised portion of such Option may again be made subject to an Option.

                  1.04 ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Committee, which shall determine Key Employees of the Company to whom, and the times at which, Options shall be granted and the number of shares of Common Stock to be subject to each such Option and the terms of such awards, and the waiver or acceleration thereof, taking into account the nature of the services rendered by the Employee, the Employee's potential contribution to the long-term success of the Company and such other factors as the Committee in its discretion shall deem relevant. The Committee shall have the power to interpret the Plan and establish rules and regulations relating to it, to prescribe the terms and provisions of agreements for the grant of Options, to accelerate the exercisability or vesting of all or any portion of any Option or to extend the period during which an Option is exercisable and to make all other determinations necessary or advisable in order to administer the Plan.

                  1.05 EFFECTIVE DATE AND DURATION OF PLAN. The Plan became effective upon its adoption by the Board and was approved by the shareholders of the Company on April 17, 1991. Unless previously terminated by the Board, the Plan shall terminate, as to any shares as to which Options have not theretofore been granted, on the tenth anniversary of its adoption by the Board. The amendments to the Plan contained in Sections 1.02, 1.03, 1.04, 2.02(f), 2.02(g) and 2.02(h) are effective upon adoption by the Board only to grants of Options occurring on or after October 26, 1994, provided that such amendments to the Plan and any grant of Options after that date are subject to the approval of such amendments to the Plan by the Shareholders of the Company.

                                  ARTICLE II.

                                 STOCK OPTIONS

                  2.01 GRANT OF OPTIONS. Key Employees shall be eligible to receive Options under the Plan. Directors who are not Employees shall not be eligible to receive Options.

          Each Option shall be exercisable from time to time during such periods and in such manner and number of shares as determined by the Committee and set forth in the Agreement evidencing such Option, provided that no Option granted under the Plan to a person subject to the requirements of Section 16 of the Exchange Act shall be exercisable in whole or in part prior to the expiration of six (6) months from its Grant Date. The date of exercise shall be the date on which payment is received by the Company. The term of each Option shall be determined by the Committee, but in no event shall the term of an Option exceed ten (10) years.

                  2.02      OPTION REQUIREMENTS.

                            (a)  Each Option shall be designated as an
Incentive Stock Option or a Non-Qualified Stock Option and shall be evidenced by a written instrument specifying the number of shares of Common Stock that may be purchased by its exercise and containing such terms and conditions consistent with the Plan as the Committee may determine.


                            (b)  An Option shall not be granted on or after the
tenth anniversary of the date upon which the Plan is adopted by the Board or, if earlier, the tenth anniversary of the date upon which the Plan is approved by the shareholders of the Company.

                            (c)  An Option shall not be exercisable after the
expiration of the Option Period.

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
                            (d)  The Committee may provide, in the instrument
evidencing an Option, for the lapse of the Option, prior to the expiration of the Option Period, upon the occurrence of any event specified by the Committee.


                            (e)  The option price per share of Common Stock
shall not be less than the Fair Market Value of a share of Common Stock on the Grant Date.



                            (f)  An Option shall not be transferable other than
by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined in the Code, and, during the Grantee's lifetime, shall be exercisable only by the Grantee, except that the Committee may :


                                 (i)   permit exercise, during the
Grantee's lifetime, by the Grantee's guardian or legal representative; and

                                 (ii)  permit transfer, upon the Grantee's
death, to beneficiaries designated by the Grantee in a manner authorized by the Committee, provided that the Committee determines that such exercise and such transfer are consonant with requirements for exemption from Section 16(b) of the Exchange Act and, with respect to an Incentive Stock Option, the requirements of Section 422(b)(5) of the Code; and

                                 (iii) grant Non-Qualified Stock Options
that are transferable, or amend outstanding Non-Qualified Stock Options to make them so transferable, without payment of consideration, to immediate family members of the Grantee or to trusts or partnerships for such family members, which in the case of Grantees who are subject to Section 16 of the Exchange Act shall be transferable in accordance with such transferability restrictions, if any, as may be imposed by Rule 16b-3 under the Exchange Act, as hereafter amended, if Rule 16b-3 under the Exchange Act is amended to permit restricted or unrestricted transfers of derivative securities granted under plans intended to qualify for the exemption provided by such rule, provided that any such transferred Non-qualified Stock Option shall continue to be subject to the same terms and conditions that were applicable to such Option prior to its transfer (except that such transferred Option shall not be further transferrable by the transferee inter vivos).

                            (g)  Upon the termination of a Grantee's employment
by the Company or any of its subsidiaries for any reason other than death, the Grantee may exercise an Option until the earlier of the expiration of its original term or:


                                 (i)   If such termination is due to
Retirement, three (3) months after such termination in the case of the exercise of an Incentive Stock Option, and such period of time as determined by the Committee and set forth in the Agreement evidencing such Option in the case of the exercise of a Non-Qualified Stock Option;

                                 (ii)  If such termination is due to
Disability, one (1) year after such termination in the case of the exercise of an Incentive Stock Option and such period of time as determined by the Committee and set forth in the Agreement evidencing such Option in the case of the exercise of a Non-Qualified Stock Option;

                                 (iii) If such termination is for any other
reason, two (2) months after such termination; and

                                 (iv)  An Incentive Stock Option not
exercised within three months (twelve months in the case of Disability or death) after the date of termination due to Disability, Retirement or death may be exercised within such period of time as determined by the Committee and set forth in the Agreement evidencing such Option (as the permitted period of exercise in such circumstances of a Non-qualified Stock Option) after the date of such termination but no longer will be eligible for the treatment afforded Incentive Stock Options under Section 422 of the Code.

          Leaves of absence for such periods and purposes conforming to the personnel policy of the Company as may be approved by the Committee shall not be deemed terminations or interruptions of employment.

                            (h)  If a Grantee should die while employed by the
Company or any subsidiary of the Company or after Disability or Retirement, any Option previously granted to the Grantee under this Plan may be exercised by the person designated in such Grantee's last will and testament or, in the absence of such designation, by the Grantee's estate, to the full extent that such Option could have been exercised by such Grantee immediately prior to the Grantee's death, but not later than the anniversary of the Grantee's death in the case of the exercise of an Incentive Stock Option and such period of time as determined by the Committee and set forth in the Agreement evidencing such Option in the case of the exercise of a Non-qualified Stock Option.


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
                            (i)  A person electing to exercise an Option shall
give written notice, in such form as the Committee may require, of such election to the Company and shall tender to the Company the full purchase price of the shares of Common Stock for which the election is made. Payment of the purchase price shall be made in cash or in such other form as the Committee may approve, including shares of Common Stock valued as provided in Section 3.02 hereof or a combination of cash and/or such other form of property.

                  2.03      INCENTIVE STOCK OPTION REQUIREMENTS.

                            (a)  An Option designated by the Committee as an
"Incentive Stock Option" is intended to qualify as an "incentive stock option" within the meaning of Subsection (b) of Section 422 of the Code and shall satisfy, in addition to the conditions of Section 2.02, the conditions set forth in this Section 2.03.

                            (b)  An Incentive Stock Option shall not be granted
to an individual who, on the date of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or any subsidiary corporation.

                            (c)  The aggregate Fair Market Value, determined on
the Grant Date, of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year (under all such plans of the Grantee's employer corporation and its parent and subsidiary corporations) shall not exceed $100,000.

                                  ARTICLE III.

                               GENERAL PROVISIONS

                  3.01      EXERCISE OF OPTIONS.

                            (a)  No Option may be exercised prior to the
approval of the Plan by the Company's shareholders.

                            (b)  No Option may at any time be exercised with
respect to a fractional share or exercised in part with respect to fewer than one hundred (100) shares. No fractional shares shall be issued and the Committee shall determine whether cash shall be paid in lieu of such fractional shares or such fractional shares shall be eliminated.

                            (c)  No shares shall be delivered pursuant to the
exercise of any Option, in whole or in part, until qualified for delivery under such securities laws and regulations as the Committee may deem to be applicable thereto and until payment in full of the option price is received by the Company in cash, by check or in stock as provided in Section 3.02 hereof or, if authorized by the Committee's regulations and accomplished in accordance therewith, by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company sale or loan proceeds sufficient to pay the option price. Neither a Grantee nor such Grantee's legal representative, legatee or distributee shall be or be deemed to be a holder of any shares subject to such Option unless and until a certificate or certificates therefor is issued in his or her name or in the name of a person designated by him or her.

                  3.02      STOCK AS FORM OF EXERCISE PAYMENT.   A Grantee may
elect to use Common Stock valued at the Fair Market Value on the last business day preceding the exercise date to pay all or part of the exercise price of an Option, subject to such conditions as the Committee may impose through the adoption of rules or regulations or otherwise, provided, however, that such form of payment shall not be permitted unless at least one hundred (100) shares of Common Stock are delivered for such purpose and the shares delivered have been held by the Grantee for at least six months.

                  3.03      WITHHOLDING TAXES FOR AWARDS.   Each Grantee
exercising an Option as a condition to such exercise shall pay to the Company the amount, if any, required to be withheld from distributions resulting from such exercise under applicable Federal and State income tax laws ("Withholding Taxes"). Such Withholding Taxes shall be payable as of the date income from such exercise is includable in the Grantee's gross income for Federal income tax purposes (the "Tax Date"). The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with shares of Common Stock, including, without limitation, the establishment of such procedures as may be necessary to comply with Rule 16b-3.

                  3.04      CHANGES IN COMMON STOCK.   In the event of a
merger, consolidation, reorganization, recapitalization, stock dividend, stock split or other change in corporate structure or capitalization affecting the Common Stock, such appropriate adjustment shall be made in the number, kind, option price, etc. of shares


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
subject to Options, including appropriate adjustment in the maximum number of shares referred to in Section 1.03 of the Plan, as may be determined by the Committee.

                  3.05      CHANGE IN CONTROL.

                            (a)  Upon the occurrence of a Change in Control (as
hereinafter defined), all Options shall become immediately exercisable in full for the remainder of their terms and Grantees shall have the right to have the Company purchase their Options for cash for a period of thirty (30) days following a Change in Control at the Acceleration Price (as hereinafter defined), provided that all Options of Grantees who are subject to the requirements of Section 16 of the Exchange Act shall be purchased for the Acceleration Price on the later of the date of the Change in Control or the date that is six months and one day after the Grant Date and, provided, further, that the Options of such Grantees shall be so purchased following the occurrence of a Change in Control as defined in Section 3.05(c)(v) hereof (i) only after receipt by the Company of a favorable no-action letter from the Staff of the Division of Corporation Finance of the Securities and Exchange Commission concerning the compliance of such subparagraph with the provisions of Rule 16b-3, as amended, promulgated under the Exchange Act, or (ii) if such no-action letter has not been received at the time of such Change in Control, only during the period after such Change in Control beginning on the third business day following the date of release for publication of quarterly and annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date.

                            (b)  (1)  The "Acceleration Price" is the excess
over the exercise price of the highest of the following on the date of a Change in Control:

                                     (i)   the highest reported sales price of
a share of the Common Stock within the sixty (60) days preceding the date of a Change in Control, as reported on any securities exchange upon which the Common Stock is listed,

                                     (ii)  the highest price of a share of the
Common Stock reported in a Schedule 13D or an amendment thereto as paid within the sixty (60) days preceding the date of the Change in Control,

                                     (iii) the highest tender offer price paid
for a share of the Common Stock, and

                                     (iv)  any cash merger or similar price
paid for a share of the Common Stock.

                                (2)   For Incentive Stock Options, the
Acceleration Price is limited to the spread between the Fair Market Value on the date of exercise and the option price.


                            (c)  A "Change in Control" is the occurrence of any
one of the following events:

                                     (i)   any "person," as such term is
defined in Section 3(a)(9) and modified and used in Sections 13(d) and 14(d) of the Exchange Act (other than a Grantee, the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company (or of any subsidiary of the Company), or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;

                                     (ii)  during any period of two consecutive
years individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), (iv) or (v) of this definition) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

                                     (iii) the shareholders of the Company
approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (with the exceptions specified in clause (i) of this definition) acquires 25% or more of the combined voting power of the Company's then outstanding securities;



                                                                           32
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                                     (iv)  the shareholders of the Company
approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets; or

                                     (v)   the Company consummates a merger,
consolidation, stock dividend, stock split or combination, extraordinary cash dividend, exchange offer, issuer tender offer or other transaction effecting a recapitalization of the Company (or similar transaction) (the "Transaction") and, in connection with the Transaction, a Designated Downgrading occurs with respect to the unsecured general obligations of the Company (the "Securities"), as described below:

                                        (A)      If the rating of the
Securities by both Rating Agencies (defined hereinafter) on the date 60 days prior to the public announcement of the Transaction (a "Base Date") is equal to or higher than BBB Minus (as hereinafter defined), then a "Designated Downgrading" means that the rating of the Securities by either Rating Agency on the effective date of the Transaction (or, if later, the earliest date on which the rating shall reflect the effect of the Transaction) (as applicable, the "Transaction Date") is equal to or lower than BB Plus (as hereinafter defined); if the rating of the Securities by either Rating Agency on a Base Date is lower than BBB Minus, then a "Designated Downgrading" means that the rating of the Securities by either Rating Agency on the Transaction Date has decreased from the rating by such Rating Agency on the Base Date. In determining whether the rating of the Securities has decreased, a decrease of one gradation (+ and - for S&P and 1, 2 and 3 for Moody's, or the equivalent thereof by any substitute rating agency referred to below) shall be taken into account;

                                        (B)      "Rating Agency" means either
Standard & Poor's Corporation or its successor ("S&P") or Moody's Investor Service, Inc. or its successor ("Moody's");

                                        (C)      "BBB Minus" means, with
respect to ratings by S&P, a rating of BBB- and, with respect to ratings by Moody's, a rating of Baa3, or the equivalent thereof by any substitute agency referred to below;

                                        (D)      "BB Plus" means, with respect
to ratings by S&P, a rating of BB+ and, with respect to ratings by Moody's, a rating of BBB3, or the equivalent thereof by any substitute agency referred to below;

                                        (E)      The Company shall take all
reasonable action necessary to enable each of the Rating Agencies to provide a rating for the Securities, but, if either or both of the Rating Agencies shall not make such a rating available, a nationally-recognized investment banking firm shall select a nationally-recognized securities rating agency or two nationally-recognized securities rating agencies to act as substitute rating agency or substitute rating agencies, as the case may be.

                  3.06      ADDITIONAL CONDITIONS.   Any shares of Common Stock
issued or transferred under any provision of the Plan may be issued or transferred subject to such conditions (including, without limitation, restrictions on transferability), in addition to those specifically provided in the Plan, as the Committee may impose.

                  3.07 NO RIGHT TO EMPLOYMENT. Nothing in the Plan or any instrument executed pursuant hereto shall confer upon any Employee any right to continue in the employ of the Company or any of its subsidiaries nor shall anything in the Plan affect the right of the Company or any of its subsidiaries to terminate the employment of any Employee, with or without cause.

                  3.08 LEGAL RESTRICTIONS. The Company will not be obligated to issue shares of Common Stock or make any payment if counsel to the Company determines that such issuance or payment would violate any law or regulation of any governmental authority or any agreement between the Company and any national securities exchange upon which the Common Stock is listed. In connection with any stock issuance or transfer, the person acquiring the shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company regarding such matters as the Company may deem desirable to assure compliance with all legal requirements. The Company shall in no event be obliged to take any action in order to permit the exercise of any Option.

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
                  3.09 NO RIGHTS AS SHAREHOLDERS. No Grantee, and no beneficiary or other person claiming through a Grantee, shall have any interest in any shares of Common Stock allocated for the purposes of the Plan or subject to any Option until such shares of Common Stock shall have been transferred to the Grantee or such person. Furthermore, the existence of the Options shall not affect: the right or power of the Company or its shareholders to make adjustments, recapitalization, reorganizations or other changes in the Company's capital structure; the dissolution or liquidation of the Company, or sale or transfer of any part of its assets or business; or any other corporate act, whether of a similar character or otherwise.

                  3.10 CHOICE OF LAW. The validity, interpretation and administration of the Plan and of any rules, regulations, determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of Connecticut (regardless of the laws that might be applicable under principles of conflicts of laws). Without limiting the generality of the foregoing, the period within which any action in connection with the Plan must be commenced shall be governed by the laws of the State of Connecticut (regardless of the laws that might be applicable under principles of conflicts of laws), without regard to the place where the act or omission complained of took place, the residence of any party to such action or the place where the action may be brought.

                  3.11 AMENDMENT, SUSPENSION AND TERMINATION OF PLAN. The Board may at any time terminate, suspend or amend the Plan; however, no such amendment shall, without the approval of the shareholders of the Company:

                            (i)   increase the aggregate number of shares which
may be issued in connection with Options;

                            (ii)  change the Option exercise price;

                            (iii) increase the maximum period during which
Options may be exercised;

                            (iv)  extend the effective period of the Plan; or

                            (v)   materially modify the requirements as to
eligibility for participation in the Plan.

                                   APPENDIX B
                               THE STANLEY WORKS
                          EMPLOYEE STOCK PURCHASE PLAN

          The Stanley Works Employee Stock Purchase Plan offers a convenient way for Eligible Employees to purchase shares of the Company Common Stock, on the terms and conditions defined below, through payroll deductions and without the payment of any commissions or fees.

          It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code and the Plan shall be construed in accordance with such purpose.

ONE. DEFINITIONS

          As used herein, unless the context otherwise requires, the following words shall be defined as follows:

          (A)     "Code" means the Internal Revenue Code of 1986, as amended.


          (B) "Committee" means the Finance and Pension Committee of the Board of Directors.


          (C)     "Company" means The Stanley Works.

          (D) "Company Common Stock" means the common stock of the Company, par value $2.50 per share.

          (E) "Date of Exercise" means the last NYSE trading day of any month during the Plan Year.

          (F)     "Date of Grant" means the first day of the Plan Year.

          (G) "Earnings" shall mean with respect to any Employee, the salary of such Employee (excluding any incentive compensation) calculated in the manner prescribed by the Committee from time to time.

          (H) "Eligible Employee" means an Employee eligible to purchase stock under the Plan.

          (I) "Employee" means any person who is regularly and actively employed by the Company or any Subsidiary and who receives from it regular compensation, other than pension, retirement allowance, retainer, or fee under contract. Any person whose customary employment is less than twenty (20) hours per week, or less than five (5) months per calendar year, shall not be considered an Employee under this Plan.

          (J) "Investment Account" means the account established for the Participating Employee with the transfer agent for the Company Common Stock for the purpose of holding the shares purchased under the Plan.

          (K)     "NYSE" means the New York Stock Exchange.

          (L) "Participating Employee" means an Eligible Employee who elects to participate in the Plan.


          (M) "Plan" means The Stanley Works Employee Stock Purchase Plan adopted by the Board of Directors on December 21, 1994, subject to approval by the shareholders on April 19, 1995.


          (N) "Plan Administrator" means an officer or employee of the Company to whom the Committee has delegated the authority to administer the Plan, subject to the rules and interpretive determinations promulgated by the Committee.


          (O) "Plan Year" means a period of less than twenty-seven months for which the Plan has been declared to be effective for offering and selling unissued or reacquired Company Common Stock to Eligible Employees.


          (P) "Subsidiary" means any corporation organized under the laws of any of the United States or of Canada or its provinces or of any other jurisdiction which the Committee shall designate, a majority of the voting stock of which (exclusive of directors' qualifying shares) is owned by the Company or a Subsidiary of the Company.

TWO. ELIGIBILITY

          (A) All Employees, who have completed at least ninety (90) days in the employ of the Company, or any of its Subsidiaries, or any combination thereof, and who are currently Employees of the Company or any of its Subsidiaries, are eligible to participate in the Plan.

          (B) Nothing in the Plan or any instrument executed pursuant hereto shall confer upon any Employee any right to continue in the employ of the Company or any of its Subsidiaries nor shall anything in the Plan affect the right of the Company or any of its Subsidiaries to terminate the employment of any Employee, with or without cause.


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
THREE. PARTICIPATION AND PRICE

          (A) Participation shall be for one or more shares at a price which for each Plan Year shall be the lower of 85% (or such higher percentage as the Committee may determine from time to time) of the arithmetic mean of the high and low prices for the Company Common Stock as reported for the NYSE Composite Transactions on (i) the Date of Grant (if the NYSE is not open on the Date of Grant, then on the next preceding day on which the NYSE is open for trading) (the "Plan Year Price") or (ii) the Date of Exercise (the "Month End Price").

          (B) In no event shall the price be less than the par value per share.


          (C) Eligible Employees may elect to participate in the Plan on a monthly basis by authorizing regular payroll deductions. Elections received by the fifteenth of one month will become effective for the first payroll period in the next succeeding month. Elections received after the fifteenth of one month will become effective for the first payroll period in the second succeeding month. The amounts deducted will accumulate during each calendar month and at the end of such month will be applied to the purchase of full and fractional shares of Company Common Stock at the lower of the Plan Year Price or the Month End Price. If in any calendar month purchases under the Plan would result in the issuance of more shares than are reserved for issuance under the Plan, the number of shares that Eligible Employees may purchase during such month shall be reduced on a pro rata basis so that only the maximum number of shares reserved for issuance will be issued, except that elections to purchase one share will be honored in full.


          (D) All full and fractional shares purchased under the Plan will be issued in book entry form and credited to a separate Investment Account established for each Participating Employee within two weeks of the Date of Exercise. Participating Employees shall receive dividends with respect to the shares of Company Common Stock credited to his or her Investment Account. Participating Employees have the option to receive share certificates for a fee. Such fees will be established at the beginning of each Plan Year.


          (E) Participating Employees have the option to participate in the Company's Dividend Reinvestment Program with respect to the shares purchased under the Plan and to have all dividends paid with respect to the full and fractional shares in a Participating Employee's Investment Account applied to the purchase of full or fractional shares of Company Common Stock on the NYSE. Shares so purchased shall be added to the shares held for the Participating Employee in his/her Investment Account. Participating Employees who have elected to participate in the Dividend Reinvestment Program will be charged a quarterly fee as determined by the Committee from time to time.



          (F) The total number of shares to be offered for purchase under this Plan is limited to a maximum of Three Million (3,000,000) shares of Company Common Stock, which may be unissued or reacquired shares, or a combination thereof. The number of shares available for purchase in each Plan Year shall be the remaining number of shares reserved for issuance under the Plan at the beginning of each Plan Year. All rights to purchase shares under the Plan for any Plan Year that remain outstanding at the end of such Plan Year will terminate as of the end of that Plan Year.



          (G) Eligible Employees may elect to increase, decrease or terminate participation at any time throughout the Plan Year on a prospective basis only. Such elections may be made on a monthly basis and elections received by the fifteenth of one month will become effective for the first payroll period in the next succeeding month. Elections received after the fifteenth of one month will not become effective until the first payroll period in the second succeeding month. There is no limitation on the ability of an Eligible Employee to re-enroll in the Plan once participation has been terminated.


FOUR. MAXIMUM AMOUNT OF PURCHASES


          (A) In each Plan Year, an Eligible Employee may purchase shares with a value (measured as of the date of purchase of such shares) not in excess of fifteen percent (15%) of his/her Earnings for the previous calendar year provided, however, that in any Plan Year the fair market value (determined as of the Date of Grant for such Plan Year) of shares purchased by a Participating Employee under the Plan may not, when added to the fair market value of all other shares which the Eligible Employee may have rights to purchase under this or other plans that qualify as employee stock purchase plans of the Company under Section 423 of the Code, exceed $25,000.



          (B) No Employee will be permitted to purchase in any Plan Year if the number of shares which he/she then owns (the rules of Section 424(d) of the Code shall apply in determining ownership) or has the right or option to purchase plus the number of shares for which he/she wishes to subscribe would represent five percent (5%) or more of the total number of shares of Company Common Stock outstanding.

          (C) An Eligible Employee, with less than a full year's service, may participate based on his/her present Earnings.


FIVE. PAYMENT OF PURCHASE PRICE

          (A) The purchase price shall be deducted on a weekly or monthly basis from pay. No deduction shall be less than one dollar ($1) and all deductions must be in even dollars.

          (B) Payroll deductions will be open fifty-two (52) weeks or twelve (12) months per year. The weekly or monthly deduction amount will be determined by the Participating Employee, provided that, a weekly or monthly deduction election shall not exceed the net pay of the Eligible Employee for any pay period.

          (C)     No interest will be paid on the amounts deducted.

          (D) Each Participating Employee purchasing Company Common Stock under the Plan as a condition to such purchase shall pay to the Company the amount, if any, required to be withheld from distributions resulting from such exercise under any applicable income tax laws ("Withholding Taxes"). Such Withholding Taxes shall be payable as of the date income from such exercise is includable in the Participating Employee's gross income for income tax purposes (the "Tax Date"). The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with shares of Company Common Stock.

SIX. DEATH, PERMANENT DISABILITY, RETIREMENT AND TRANSFERS


          (A) If a Participating Employee dies, becomes permanently disabled, retires or is transferred during any month in the Plan Year, payroll deductions taken to the date of the death, permanent disability, retirement or transfer will be used to purchase shares on the last NYSE trading day of the month in which death, permanent disability, retirement or transfer occurs.



          (B) Participating Employees transferred, but remaining employed by the Company or a Subsidiary, may continue to participate in the Plan.


SEVEN. RIGHTS AS A SHAREHOLDER


          The Participating Employee, and any beneficiary or other person claiming through a Participating Employee, shall not have any interest in any share of Company Common Stock allocated for the purposes of the Plan or subject to any option under the Plan until the Date of Exercise with respect to such share. Furthermore, the existence of the options under the Plan shall not affect: the right or power of the Company or its shareholders to make adjustments, recapitalization, reorganizations or other changes in the Company's capital structure; the dissolution or liquidation of the Company, or sale or transfer of any part of its assets or business; or any other corporate act, whether of a similar character or otherwise.


EIGHT. RIGHTS NOT TRANSFERABLE

          The rights under the Plan are not transferable by a Participating Employee and may be exercised during the lifetime of a Participating Employee only by him/her.

NINE. APPLICATION OF FUNDS

          (A) Divisions and Subsidiaries making payroll deductions for the Plan act as agents of the Company and will transmit such deductions to the Company in the manner specified by the Plan Administrator.

          (B) All funds received or held by the Company under the Plan may be used for any corporate purpose.

TEN. THE COMMITTEE


          (A) The Plan will be administered by the Committee. The Committee is vested with full authority to administer, interpret and make rules regarding the Plan. The Committee shall have the authority to interpret the Plan as it may deem advisable and to make determinations that shall be final, binding and conclusive upon all persons. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

          (B) The Committee may delegate to the Plan Administrator the authority to administer this Plan subject to the rules and interpretive determinations promulgated by the Committee. Such delegation shall not make such officer or Employee, if otherwise an Eligible Employee, ineligible to participate in this Plan.

          (C) To the extent not inconsistent with the Plan, the Committee may authorize and establish such rules and regulations as it may determine to be advisable to make the Plan effective or to provide for its administration, and may take such other action with regard to the Plan as it shall deem advisable to effectuate its purpose, including, without limitation, the establishment of procedures that may be necessary to ensure compliance with Rule 16b-3 of the Securities Exchange Act of 1934.

ELEVEN.  ADJUSTMENT IN CASE OF CHANGES AFFECTING THE COMPANY'S COMMON STOCK

          In the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split or any other change in corporate structure or capitalization affecting the Company Common Stock, the Committee shall make adjustment in the number, kind, price, etc. of shares issuable under the Plan, including adjustment in the maximum number of shares referred to in Section THREE (F) of the Plan, as it deems necessary and appropriate.

TWELVE. EFFECTIVE PERIOD OF THE PLAN

          The Committee, or the Plan Administrator if so authorized by the Committee, is authorized from time to time during the period commencing on October 24, 1995 and ending on the date of termination of the Plan as provided in Section THIRTEEN hereof, to declare Plan Years for the purpose of offering and selling unissued or reacquired Company Common Stock to Eligible Employees of the Company and its Subsidiaries.

THIRTEEN. TERMINATION AND AMENDMENT OF THE PLAN


          (A) The Board of Directors may at any time terminate, suspend or amend the Plan provided that, such termination, suspensions or amendments will not affect elections already accepted by the Company; and provided, further that, no amendment of the Plan shall, without the approval of the shareholders of the Company:

                  (1) increase the aggregate number of shares that may be issued in connection with the Plan;

                  (2)  change the purchase price formula; or

                  (3) materially modify the requirements as to eligibility for participation in the Plan.


          (B) The Plan and all rights of employees hereunder, if not terminated earlier, shall terminate as follows:

                  (1) at the close of any Plan Year, if theretofore declared terminated by the Board of Directors; or

                  (2) there are no longer any reserved shares of Company Common Stock available for issuance under the Plan.

FOURTEEN. MISCELLANEOUS


                  (A) The Company will not be obligated to issue shares of Company Common Stock or make any payment if counsel to the Company determines that such issuance or payment would violate any law or regulation of any governmental authority or any agreement between the Company and any national securities exchange upon which the Company Common Stock is listed. In connection with any stock issuance or transfer, the person acquiring the shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company regarding such matters as the Company may deem desirable to assure compliance with all legal requirements. The Company shall in no event be obliged to take any action in order to permit the exercise of any option under the Plan.

                  (B) The validity, interpretation and administration of the Plan and of any rules, regulations, determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of Connecticut (regardless of the laws that might be applicable under principles of conflicts of laws). Without limiting the generality of the foregoing, the period within which any action in connection with the Plan must be commenced shall be governed by the laws of the State of Connecticut (regardless of the laws that might be applicable under principles of conflicts of laws), without regard to the place where the act or omission complained of took place, the residence of any party to such action or the place where the action may be brought.

                                   APPENDIX C

                               THE STANLEY WORKS
                               STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

1.        PURPOSE.

          The purpose of The Stanley Works Stock Option Plan for Non-Employee Directors (the "Plan") is to promote the interests of The Stanley Works (the "Company") and its shareholders by encouraging Non-Employee Directors of the Company to have a direct and personal stake in the performance of the Company's Common Stock.

2.        DEFINITIONS.

          Unless the context clearly indicates otherwise, the following terms have the meanings set forth below. Whenever applicable, the masculine pronoun shall include the feminine pronoun and the singular shall include the plural.

          "Biennial Option" or "Biennial Option Grant" means an Option granted to a Non-Employee Director in accordance with Section 7(a)(i) of the Plan.

          "Board of Directors" or "Board" means the Board of Directors of the Company.

          "Business Day" shall mean any day except Saturday, Sunday or a legal holiday in the State of Connecticut.


          "Code" means the Internal Revenue Code of 1986, as amended, now in effect or as amended from time to time and any successor provisions thereto.


          "Common Stock" means the common stock, par value $2.50 per share, of the Company.

          "Fair Market Value" of a share of Common Stock on any particular date means the mean average of the high and the low price of a share of the Common Stock as quoted on the New York Stock Exchange Composite Tape on the date as of which fair market value is to be determined or, if there is no trading of Common Stock on such date, such mean average of the high and the low price on the next preceding date on which there was such trading.

          "Grant Date", as used with respect to a particular Option, means the date on which such Option is granted pursuant to Section 7(a) of the Plan.

          "Grantee" means the Non-Employee Director to whom an Option is granted pursuant to the Plan.

          "Initial Option" or "Initial Option Grant" means the Option granted to a Non-Employee Director who is first elected or appointed to the Board after September 30, 1994 in accordance with Section 7(a)(ii) of the Plan.

          "Option" means an Initial Option or Biennial Option granted pursuant to the Plan to purchase shares of Common Stock which shall be a non-qualified stock option not intended to qualify as an incentive stock option under Section 422 of the Code.

          "Non-Employee Director" shall mean a member of the Board of Directors who is not an employee of the Company or any Subsidiary.

          "Plan" means The Stanley Works Stock Option Plan for Non-Employee Directors as set forth herein and as amended from time to time.

          "Retirement", as applied to a Non-Employee Director, shall mean when such director ceases to serve as a member of the Board following attaining sixty (60) years of age and having served as a member of the Board for a period of at least sixty months.

          "Subsidiary" shall mean a "subsidiary corporation" of the Company as defined in Section 424(f) of the Code.

          "1934 Act" means the Securities Exchange Act of 1934, as amended, now in effect or as amended from time to time and any successor provisions thereto.

3.        ADMINISTRATION.

          The Plan shall be administered by the Board, which shall have full power and authority, subject to the provisions of the Plan, to supervise administration of the Plan and interpret the provisions of the Plan and any Options granted hereunder. Any decision by the Board shall be final and binding on all parties. No member of the Board shall be liable for any determination, decision or action made in good faith with respect to the Plan or any Option under the Plan. The Board's administrative functions shall be ministerial in nature in view of the Plan's explicit provisions, including those related to eligibility for, and timing, price and amount of, Option grants.

4.        ELIGIBILITY.

          The persons eligible to receive Options under the Plan are the Non-Employee Directors.

5.        EFFECTIVE DATE AND TERM OF THE PLAN.

          The Plan shall become effective upon its adoption by the Board of Directors, provided, that no Option granted pursuant to the Plan will vest or shall be exercised prior to the approval of the Plan by the Company's shareholders within twelve (12) months of its adoption by the Board. Unless previously terminated by the Board, the term during which awards may be granted under the Plan shall expire on the tenth anniversary of the adoption of the Plan by the Board of Directors.

6.        SHARES SUBJECT TO THE PLAN.

          The shares of Common Stock that may be delivered upon the exercise of Options under the Plan shall be shares of the Company's authorized Common Stock and may be unissued shares or reacquired shares, as the Board of Directors may from time to time determine. Subject to adjustment as provided in Section 13 hereof, the aggregate number of shares to be delivered under the Plan shall not exceed 100,000 shares. If any shares are subject to an Option which for any reason expires or terminates during the term of the Plan prior to the issuance of such shares, the shares subject to but not delivered under such Option shall be available for issuance under the Plan. If, on any Grant Date, the aggregate number of shares of Common Stock subject to Option grants on that date exceeds the remaining number of shares reserved for issuance under the Plan, the number of Option shares awarded to each Non-Employee Director to whom an Option shall be granted on such date shall be reduced pro rata so that the aggregate number of Option shares awarded to such Non-Employee Directors equals the number of reserved shares of Common Stock remaining under the Plan.

7.        OPTIONS.

          (a)     GRANT OF OPTIONS.

                  (i) BIENNIAL OPTION GRANTS. On September 30, 1994 and on every alternate August 1st thereafter during the term of the Plan commencing August 1, 1996 (August 1,1996, 1998, 2000, 2002 and 2004 or, if such August 1st is not a Business Day, the first preceding Business Day), each Non-Employee Director on that date shall automatically be granted an Option, upon the terms and conditions specified in the Plan, to purchase 500 shares of Common Stock.

                  (ii) INITIAL OPTION GRANTS TO NEWLY-ELECTED NON-EMPLOYEE DIRECTORS. Any person who is elected as a Non-Employee Director for the first time after September 30, 1994 shall automatically be granted an Initial Option, upon the terms and conditions specified in the Plan, immediately following the first Annual Meeting of the Company's Shareholders at which such person is first elected a Non-Employee Director by the Shareholders, provided that if a Non-Employee Director who previously received an Initial Option Grant terminates service as a Non-Employee Director and is subsequently elected to the Board, such Non-Employee Director shall not receive a second Initial Option Grant and shall only receive subsequent Biennial Option Grants in accordance with Section 7(a)(i) hereof. The number of shares of Common Stock subject to such Initial Option shall equal the number of shares of Common Stock such Non-Employee Director would have received under Biennial Option Grants under the Plan if such Non-Employee Director had been a Non-Employee Director at all times between September 1, 1994 and the date of such person's election as a Non-Employee Director. For example, if a Non-Employee Director is elected to the Board on December 15, 1997, and is first elected as a Non-Employee Director by the shareholders at the Company's Annual Meeting of Shareholders in 1998 such Non-Employee Director shall receive an Initial Option to purchase 1,000 shares of Common Stock (two Biennial Option Grants for 500 shares each that such Non-Employee Director would have received on September 30, 1994 and August 1, 1996) immediately following the Company's Annual Meeting of Shareholders in 1998.

          (b) TERMS OF OPTIONS. Each Option granted under the Plan shall have the following terms and conditions:

                  (i) PRICE. The exercise price per share of each Option shall equal the greater of one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the Grant Date or the par value per share of the Common Stock on the date of exercise of such Option.

                  (ii) TERM. The term of each Option shall be for a period of ten (10) years from the Grant Date unless terminated earlier in accordance with Section 12 of the Plan.

                  (iii)     TIME OF VESTING AND EXERCISE.  An Option shall vest
and become nonforfeitable when, and only if, the Grantee continues to serve as a Non-Employee Director for a period of six (6) months following the Grant Date
of such Option.   Unless the time of its exercisability is accelerated in
accordance with the Plan, each Option that has vested shall be exercisable in full on or after the first anniversary of its Grant Date.

                  (iv) ACCELERATION OF EXERCISABILITY. Notwithstanding the provisions of subparagraph (iii) hereof, an Option that has vested shall become fully exercisable upon the occurrence of the Grantee's death or withdrawal from the Board of Directors by reason of such Non-Employee Director's Retirement.

                  (v) OPTION AGREEMENT. Each Option shall be evidenced by an Option Agreement substantially in the form attached to this Plan as Appendix A.

8.        EXERCISE OF OPTIONS.

          (a) Each Option granted shall be exercisable in whole or in part at any time, or from time to time, during the Option term as specified in the Plan, provided that the election to exercise an Option shall be made in accordance with applicable Federal laws and regulations. Each Option may be exercised by delivery of a written notice to the Company stating the number of shares to be exercised and accompanied by the payment of the Option exercise price therefor in accordance with this Section. The Grantee shall furnish the Company, prior to the delivery of any shares upon the exercise of an Option, with such other documents and representations as the Company may require, to assure compliance with applicable laws and regulations.

          (b) No Option may at any time be exercised with respect to a fractional share. In the event that shares are issued pursuant to the exercise of an Option, no fractional shares shall be issued and cash equal to the Fair Market Value of such fractional share on the date of the delivery of the exercise notice shall be given in lieu of such fractional shares.

          (c) No shares shall be delivered pursuant to the exercise of any Option, in whole or in part, until qualified for delivery under such securities laws and regulations as the Committee may deem to be applicable thereto and until payment in full of the Option price is received by the Company in cash, by check or in shares of Common Stock as provided in Section 9 hereof. Neither the holder of an Option nor such holder's legal representative, legatee, or distributee shall be or be deemed to be a holder of any shares subject to such Option unless and until a certificate or certificates therefor is issued in his or her name or a person designated by him or her.

9.        STOCK AS FORM OF EXERCISE PAYMENT.

          A Grantee who owns shares of Common Stock may elect to use the previously acquired shares, valued at the Fair Market Value on the last Business Day preceding the date of delivery of such shares, to pay all or part of the exercise price of an Option, provided, however, that such form of payment shall not be permitted unless at least one hundred shares of such previously acquired shares are required and delivered for such purpose and the shares delivered have been held by the Grantee for at least six months.

10.       WITHHOLDING TAXES FOR AWARDS.

          Each Grantee exercising an Option as a condition to such exercise shall pay to the Company the amount, if any, required to be withheld from distributions resulting from such exercise under applicable Federal and State income tax laws ("Withholding Taxes"). Such Withholding Taxes shall be payable as of the date income from the award is includable in the Grantee's gross income for Federal income tax purposes (the "Tax Date"). The Grantee may satisfy this requirement by remitting to the Company in cash or by check the amount of such Withholding Taxes or a number of previously owned shares of Common Stock having an aggregate Fair Market Value as of the last Business Day preceding the Tax Date equal to the amount of such Withholding Taxes.

11.       TRANSFER OF AWARDS.

          Options granted under the Plan may not be transferred except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined in the Code, and, during the Grantee's lifetime, may be exercised only by said Grantee or by said Grantee's guardian or legal representative.

12.       TERMINATION OF DIRECTOR STATUS.

          Upon the termination of a Grantee's service as a member of the Board of Directors for any reason other than death or Retirement, the Grantee may exercise an Option that has vested to the full extent of the number of the shares of Common Stock remaining under such Option, regardless of whether such Option was previously exercisable, until the earlier of the expiration of its original term or one year after the date of such termination. Upon the termination of Board membership of any such Grantee due to Retirement, the Grantee may purchase some or all of the shares covered by the Grantee's Options that have vested prior to such termination, regardless of whether such Option was previously exercisable, until the expiration of such Option's original term. Upon the death of any such Grantee while serving on the Board or of any retired Grantee, the person or persons to whom the rights under the Option are transferred by will or the laws of descent and distribution may exercise some or all of the Grantee's Options that have vested prior to such termination of Board membership, regardless of whether such Option was previously exercisable, until the expiration of such Option's original term.


13.       CHANGES IN COMMON STOCK.

          In the event of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, or other changes in corporate structure or capitalization affecting the Common Stock, such appropriate adjustment shall be made in the number, kind, option price, etc., of shares subject to Options granted under the Plan, including appropriate adjustment in the maximum number of shares referred to in Section 6 of the Plan, as may be determined by the Board.

14.       LEGAL RESTRICTIONS.

          The Company will not be obligated to issue shares of Common Stock or make any payment if counsel to the Company determines that such issuance or payment would violate any law or regulation of any governmental authority or any agreement between the Company and any national securities exchange on which the Common Stock is listed. In connection with any stock issuance or transfer, the person acquiring the shares shall, if requested by the Company, give assurances satisfactory to counsel to the Company regarding such matters as the Company may deem desirable to assure compliance with all legal requirements. The Company shall in no event be obliged to take any action in order to cause the exercise of any award under the Plan.

15.       NO RIGHTS AS SHAREHOLDERS.


          No Grantee, and no beneficiary or other person claiming through a Grantee, shall have any interest in any shares of Common Stock allocated for the purposes of the Plan or subject to any award until such shares of Common Stock shall have been transferred to the Grantee or such person. Furthermore, the existence of awards under the Plan shall not affect: the right or power of the Company or its shareholders to make adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure; the dissolution or liquidation of the Company, or the sale or transfer of any part of its assets or business; or any other corporate act, whether of a similar character or otherwise.


16.       BOARD MEMBERSHIP.

          Nothing in the Plan or in any Option shall confer upon any Grantee any right to continue as a director of the Company or interfere in any way with the right of the Company's shareholders to remove a director at any time.

17.       CHOICE OF LAW.

          The validity, interpretation and administration of the Plan and of any rules, regulations, determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of Connecticut.

19.       AMENDMENT AND DISCONTINUANCE.


          Subject to the limitation that the provisions of the Plan shall not be amended more than once every six months other than to comport with changes in the Code or regulations thereunder, the Board of Directors may alter, suspend, or discontinue the Plan, but may not, without the approval of a majority of the holders of the Common Stock, make any alteration or amendment thereof which operates (a) to increase the total number of shares which may be granted under the Plan, (b) to extend the term of the Plan or the option periods provided in the Plan, (c) to decrease the option price provided in the Plan, or otherwise materially increase the benefits accruing to Grantees through awards under the Plan, or (d) to modify the eligibility requirements for participation in the Plan.

                                                         [LOGO]

                                                      NOTICE OF
                                                 ANNUAL MEETING
                                                OF SHAREHOLDERS
                                                      AND PROXY
                                                      STATEMENT




===============================================================
                    MEETING DATE: APRIL 19, 1995

                              THE STANLEY WORKS

                           PROXY FOR ANNUAL MEETING

                                APRIL 19, 1995


     The undersigned appoints Richard H. Ayers, Edgar R. Fiedler and Hugo E. Uyterhoeven, with full power of substitution, as proxies to act and vote on the signer's behalf at the Annual Meeting of Shareholders of THE STANLEY WORKS, and at any adjournments thereof, upon such business as may come before the meeting.

     WHEN SIGNED AND RETURNED, THIS PROXY WILL BE VOTED AS DIRECTED BY YOU. IF SIGNED AND RETURNED WITH NO DIRECTION, THIS PROXY WILL BE VOTED FOR ITEMS 1,2,3,4,5 AND 6.



                (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE)


- --------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

The Board Of Directors recommends a vote FOR items 1, 2, 3, 4, 5 AND 6.

CONFIDENTIAL VOTING
DO YOU WISH THIS VOTE TO REMAIN CONFIDENTIAL?
IF SO, PLEASE MARK INSIDE THE BLUE BOX.         /  /

PLEASE MARK VOTES /// OR /X/

ITEM 1.  Election of Directors

Nominees: James G. Kaiser, Walter J. McNerney, Hugo E. Uyterhoeven and Walter
W. Williams



         FOR       WITHHOLD AUTHORITY

         / /             / /


(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name on the line below.)

- -----------------------------------------------------------------------------

ITEM 2:  Approve amendments to Restated Certificate of Incorporation.

          FOR          AGAINST          ABSTAIN

          / /           / /              / /

ITEM 3: Approve amendments to 1990 Stock Option Plan and authorization of additional 3,500,000 shares (for a total of 6,175,000 shares) thereunder.

          FOR          AGAINST          ABSTAIN

          / /           / /              / /


ITEM 4: Approve Employee Stock Purchase Plan and authorization of 3,000,000 shares thereunder.


          FOR          AGAINST          ABSTAIN

          / /           / /              / /

ITEM 5: Approve Stock Option Plan for Non-Employee Directors and authorization of 100,000 shares thereunder.

          FOR          AGAINST          ABSTAIN

          / /           / /              / /

ITEM 6.  Approve Ernst & Young as independent auditors for 1995.

          FOR          AGAINST          ABSTAIN

          / /           / /              / /


Dated                                                      , 1995
     -----------------------------------------------------
Please sign name exactly as indicated hereon. When signing as attorney, executor, trustees, etc., please give full title.


- --------------------------------------------------------------------------------
                          Signature of Shareholder


- --------------------------------------------------------------------------------
                          Signature of Shareholder

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

"PLEASE MARK INSIDE BLUE BOXES SO THAT DATA PROCESSING EQUIPMENT WILL RECORD YOUR VOTES"

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                             FOLD AND DETACH HERE